UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to § 240.14a-12

Surgical Care Affiliates, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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April 24, 2015

To Our Stockholders:

I am pleased to invite you to attend the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Surgical Care Affiliates, Inc., to be held on Thursday, June 4, 2015, at 12:00 p.m., Central Time, at our principal executive offices located at 520 Lake Cook Road, Deerfield, Illinois 60015. Details regarding admission to the Annual Meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

We have elected to take advantage of Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. We believe that the rules will allow us to provide our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we encourage you to vote. Please review the instructions on each of your voting options described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement and the Notice of Internet Availability of Proxy Materials you received in the mail.

On behalf of the directors, management and teammates of Surgical Care Affiliates, Inc., thank you for your support of and ownership in our company.

Sincerely,

Andrew P. Hayek

President, Chief Executive Officer and Director

SURGICAL CARE AFFILIATES, INC.

520 Lake Cook Road, Suite 250

Deerfield, Illinois 60015

Notice of Annual Meeting of Stockholders

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Surgical Care Affiliates, Inc. (the “Company”) will be held on Thursday, June 4, 2015, at 12:00 p.m., Central Time, at the Company’s principal executive offices at 520 Lake Cook Road, Deerfield, Illinois 60015. Directions to attend the Annual Meeting can be found at https://www.proxydocs.com/SCAI. The Annual Meeting is being held for the following purposes:

1.	To elect two Class II directors to serve on the Board of Directors of the Company for a three-year term expiring at the 2018 annual meeting;

2.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2015; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The Board of Directors recommends that you vote FOR each of the Class II nominees and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants.

The Board of Directors has established April 6, 2015 as the record date for the Annual Meeting. Only holders of record of the Company’s common stock at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof.

Whether or not you plan to attend the Annual Meeting, we urge you to review these materials carefully, which are available at https://www.proxydocs.com/SCAI, and to vote by one of the following means.

•	By Internet: Go to the website https://www.proxypush.com/SCAI and follow the instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials to obtain your records and create an electronic voting instruction form.

•	By Telephone: From a touch-tone telephone, dial toll-free 1-855-690-7310 and follow the recorded instructions. You will need the control number included on your Notice of Internet Availability of Proxy Materials in order to vote by telephone.

•	By Mail: You may request from the Company a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice of Internet Availability of Proxy Materials. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than June 3, 2015 in order to be counted for the Annual Meeting.

By Order of the Board of Directors,

Richard L. Sharff, Jr.

Executive Vice President, General Counsel and Secretary

This Proxy Statement and the accompanying instruction form or proxy card are being made available on or about April 24, 2015.

SURGICAL CARE AFFILIATES, INC.

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, JUNE 4, 2015

This Proxy Statement, along with the accompanying Notice of Annual Meeting of Stockholders, contains information about the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Surgical Care Affiliates, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 12:00 p.m., Central Time, on Thursday, June 4, 2015 at our principal executive offices located at 520 Lake Cook Road, Deerfield, Illinois 60015.

In this Proxy Statement, references to “Surgical Care Affiliates,” the “Company,” “we,” “us” and “our” refer to Surgical Care Affiliates, Inc. after our conversion from a Delaware limited liability company to a Delaware corporation on October 30, 2013 and to ASC Acquisition LLC prior to such date. The term “SCA” refers to Surgical Care Affiliates, LLC, our direct operating subsidiary. The term “TPG” refers to TPG Global, LLC and its affiliates.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

On or about April 24, 2015, we began sending a Notice of Internet Availability of Proxy Materials to all stockholders entitled to vote at the Annual Meeting.

We encourage all of our stockholders to vote at the Annual Meeting, and we hope the information contained in this document will help you decide how you wish to vote at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials

For the Stockholders Meeting to be Held on June 4, 2015

This Proxy Statement and our 2014 Annual Report to Stockholders are available for viewing, printing and downloading at https://www.proxydocs.com/SCAI. On this website, record holders can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements, for the fiscal year ended December 31, 2014 on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “Investors” section of our website at http://investor.scasurgery.com (under the “Financials and Filings” link). You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, from us by sending a written request to: Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015, Attn: Corporate Secretary. Exhibits will be provided upon written request and payment of an appropriate processing fee.

EXPLANATORY NOTE

We are an “emerging growth company” under applicable federal securities laws and therefore permitted to take advantage of certain reduced public company reporting requirements. As an emerging growth company, we provide in this Proxy Statement the scaled disclosure permitted under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, including the compensation disclosures required of a “smaller reporting company,” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted. We will remain an “emerging growth company” until the earliest of (i) the last day of the fiscal year in which we have total annual gross revenues of $1 billion or more; (ii) December 31, 2018; (iii) the date on which we have issued more than $1 billion in nonconvertible debt during the previous three years; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the Securities and Exchange Commission, which means the market value of our common stock that is held by non-affiliates exceeds $700 million as of the prior June 30th.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company soliciting my proxy?

The Board of Directors of Surgical Care Affiliates (the “Board”) is soliciting your proxy to vote at the 2015 Annual Meeting of Stockholders to be held at our corporate headquarters, located at 520 Lake Cook Road, Deerfield, Illinois 60015, on Thursday, June 4, 2015, at 12:00 p.m. Central Time and any adjournments of the meeting, which we refer to as the Annual Meeting. This Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

Why did I receive a one-page notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?

In accordance with rules and regulations adopted by the Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we are furnishing proxy materials, including this Proxy Statement and our 2014 Annual Report to Stockholders, by providing access to such documents on the Internet. Stockholders will not receive printed copies of the proxy materials unless they request them. Instead, commencing on or about April 24, 2015, a Notice of Internet Availability of Proxy Materials (the “Notice”) was sent to our stockholders which instructs you on how to access and review the proxy materials on the Internet. The Notice also instructs you on how to submit your proxy via the Internet or by telephone. If you would like to receive a paper or email copy of our proxy materials, please follow the instructions for requesting such materials in the Notice.

Why am I receiving these materials?

Our Board is providing these proxy materials to you on the Internet or, upon your request, will deliver printed versions of these materials to you by mail, in connection with the Annual Meeting, which will take place on June 4, 2015. Stockholders are invited to attend the Annual Meeting and are requested to vote on the proposals described in this Proxy Statement.

What is included in these materials?

These proxy materials include:

•	our Proxy Statement for the Annual Meeting; and

•	our 2014 Annual Report to Stockholders, which includes our Annual Report on Form 10-K, including our audited consolidated financial statements.

If you request printed versions of these materials by mail, these materials will also include the proxy card for the Annual Meeting.

What information is contained in these materials?

The information included in this Proxy Statement relates to the proposals to be voted on at the Annual Meeting, the voting process, the compensation of certain of our executive officers and our directors and certain other required information.

What proposals will be voted on at the Annual Meeting?

There are two proposals scheduled to be voted on at the Annual Meeting:

•	the election of two Class II directors for a 3-year term (Proposal 1); and

•	the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for 2015 (Proposal 2).

What is the Board’s voting recommendation?

The Company’s Board of Directors recommends that you vote your shares “FOR” each of the two Class II nominees to the Board and “FOR” the ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants.

Unless instructed to the contrary, shares represented by the proxies at the Annual Meeting will be voted “FOR” the election of the two nominees to the Board and “FOR” Proposal 2.

What shares owned by me can be voted?

All shares owned by you as of the close of business on April 6, 2015 (the “Record Date”) may be voted. You may cast one vote per share of common stock that you held on the Record Date. These include shares that are: (1) held directly in your name as the stockholder of record, and (2) held for you as the beneficial owner through a stockbroker, bank or other nominee. On the Record Date, Surgical Care Affiliates had approximately 39,006,321 shares of common stock issued and outstanding.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most stockholders of Surgical Care Affiliates hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some differences between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, American Stock Transfer & Trust Company, LLC, you are considered the stockholder of record with respect to those shares, and the Notice is being sent directly to you. As the stockholder of record, you have the right to grant your voting proxy directly to the persons named as proxy holders, Andrew P. Hayek, the Company’s President and Chief Executive Officer, and Richard L. Sharff, Jr., the Company’s Executive Vice President, General Counsel and Secretary, or to vote in person at the Annual Meeting. If you request printed copies of the proxy materials, the Company will provide a proxy card for you to use. You may also vote on the Internet or by telephone, as described below under the heading “How can I vote my shares without attending the Annual Meeting?”

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in “street name,” and these proxy materials are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you are invited to attend the Annual Meeting. You also have the right to direct your broker on how to vote these shares. Your broker or nominee should have enclosed a voting instruction card for you to direct your broker or nominee how to vote your shares. You may also vote by Internet or by telephone, as described below under “How can I vote my shares without attending the Annual Meeting?” However, shares held in “street name” may be voted in person by you only if you obtain a signed proxy from the record holder (broker, bank or other nominee) giving you the right to vote the shares.

How can I vote my shares in person at the Annual Meeting?

Shares held directly in your name as the stockholder of record may be voted in person at the Annual Meeting. If you choose to vote your shares in person at the Annual Meeting, please bring proof of ownership of the Company’s common stock on the Record Date, such as the Notice of Internet Availability of Proxy Materials, legal proxy, voting instruction card provided by your broker, bank or other nominee, or a proxy card, as well as proof of identification. Even if you plan to attend the Annual Meeting, the Company recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the Annual Meeting.

How can I vote my shares without attending the Annual Meeting?

Whether you hold your shares directly as the stockholder of record or beneficially in “street name,” you may direct your vote without attending the Annual Meeting by proxy. You can vote by proxy by one of the following means.

•	By Internet: Go to the website https://www.proxypush.com/SCAI and follow the instructions. You will need the control number included on your Notice to obtain your records and create an electronic voting instruction form.

•	By Telephone: From a touch-tone telephone, dial toll-free 1-855-690-7310 and follow the recorded instructions. You will need the control number included on your Notice in order to vote by telephone.

•	By Mail: You may request a hard copy of the proxy materials, including a proxy card, by following the instructions on your Notice. If you request and receive a proxy card, please mark your selections on the proxy card, date and sign your name exactly as it appears on the proxy card and mail the proxy card in the pre-paid envelope that will be provided to you. Mailed proxy cards must be received no later than June 3, 2015 in order to be counted for the Annual Meeting.

Please follow the instructions provided in the Notice, or, if you request printed copies of proxy materials, on the proxy card or voting instruction card. We urge you to review the proxy materials carefully before you vote. These materials are available at https://www.proxydocs.com/SCAI.

Can I revoke my proxy or change my vote?

You may revoke your proxy or change your voting instructions prior to the vote at the Annual Meeting. You may enter a new vote by using the Internet or the telephone or by mailing a new proxy card or new voting instruction card bearing a later date (which will automatically revoke your earlier voting instructions), which new vote must be received by 11:59 p.m. Central Time on June 3, 2015. You may also enter a new vote by attending the Annual Meeting and voting in person. Your attendance at the Annual Meeting in person will not cause your previously granted proxy to be revoked unless you specifically so request.

How are votes counted?

In the election of directors (Proposal 1), your vote may be cast “FOR” or “AGAINST” one or more of the nominees, or you may “ABSTAIN” from voting with respect to one or more of the nominees. Shares voting “ABSTAIN” have no effect on the election of directors.

For Proposal 2, your vote may be cast “FOR” or “AGAINST” or you may “ABSTAIN.” If you “ABSTAIN” on this proposal, it has the same effect as a vote “AGAINST” the proposal.

If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted as described below in “Abstentions and Broker Non-Votes.”

Abstentions and Broker Non-Votes

Any shares represented by proxies that are marked to “ABSTAIN” from voting on a proposal will be counted as present in determining whether we have a quorum. They will also be counted in determining the total number of shares entitled to vote on a proposal. Abstentions and, if applicable, broker non-votes will not be counted as votes “FOR” or “AGAINST” a director nominee. Accordingly, abstentions are not counted for the purpose of determining the number of votes cast in the election of directors. Abstentions from voting on Proposal 2 (ratifying the appointment of our independent registered public accountants) are counted as votes “AGAINST” this proposal.

If your shares are held in street name and you do not instruct your broker on how to vote your shares, your broker, in its discretion, may either leave your shares unvoted or vote your shares on routine matters. Proposal 1 (election of Class II directors) is not considered a routine matter, and without your instruction, your broker cannot vote your shares. Because brokers do not have discretionary authority to vote on this proposal, broker non-votes will not be considered in determining the number of votes necessary for approval and, therefore, will have no effect on the outcome of the vote for Proposal 1. Only Proposal 2 (ratifying the appointment of our independent registered public accountants) is considered a routine matter. If your broker returns a proxy card but does not vote your shares on Proposal 1, this results in a “broker non-vote.” Broker non-votes will be counted as present for the purpose of determining a quorum.

What is the voting requirement to approve each of the proposals?

Proposal 1, Election of Directors: Under our majority voting standard, in uncontested elections of directors, such as this election, a director nominee is elected if the votes cast “for” the nominee exceed the votes cast “against” that nominee’s election. Abstentions and broker non-votes will not count as a vote “FOR” or “AGAINST” a nominee’s election and thus will have no effect in determining whether a director nominee is elected.

Proposal 2, Ratification of Appointment of Independent Registered Public Accountants: The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accountants for 2015 requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock entitled to vote on the proposal and present, in person or by proxy, at the Annual Meeting. Abstentions will have the same effect as a vote “AGAINST” Proposal 2. The approval of Proposal 2 is a routine proposal on which a broker or other nominee is generally empowered to vote in the absence of voting instructions from the beneficial owner, so broker non-votes are unlikely to result from this proposal.

What does it mean if I receive more than one Notice, proxy or voting instruction card?

It means your shares are registered differently or are in more than one account. For each Notice you receive, please submit your vote for each control number you have been assigned. If you receive paper copies of proxy materials, please provide voting instructions for all proxy and voting instruction cards you receive.

Where can I find the voting results of the Annual Meeting?

We will announce preliminary voting results at the Annual Meeting and publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known.

What happens if additional proposals are presented at the Annual Meeting?

Other than the two proposals described in this Proxy Statement, we do not expect any matters to be presented for a vote at the Annual Meeting. If you grant a proxy, the persons named as proxy holders, Andrew P. Hayek, our President and Chief Executive Officer, and Richard L. Sharff, Jr., our Executive Vice President, General Counsel and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the Annual Meeting. If for any unforeseen reason, any one or more of the Company’s nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

What is the quorum requirement for the Annual Meeting?

The quorum requirement for holding the Annual Meeting and transacting business is a majority of the voting power of the outstanding shares entitled to be voted and present at the meeting. The shares may be present in person or represented by proxy at the Annual Meeting. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the particular matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Who will count the vote?

A representative of Maynard, Cooper & Gale, P.C., corporate and securities counsel to the Company, will act as the inspector of election. Mediant Communications, LLC will act as tabulator of the votes for bank, broker and other shareholder of record proxies.

Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Surgical Care Affiliates or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation and certification of the votes and (3) to facilitate a successful proxy solicitation by the Board. Additionally, any written comments you provide on a proxy card or through other means will be forwarded to management.

Who will bear the cost of soliciting proxies for the Annual Meeting?

Surgical Care Affiliates will pay the entire cost of soliciting proxies for the Annual Meeting, including the distribution of proxy materials. We have retained Mediant Communications LLC to assist us with the distribution of the Notices and will pay their expenses. We will also reimburse brokers or nominees for the expenses that they incur for forwarding the Notices and any other proxy materials to their customers. The original solicitation of proxies by mail may be supplemented by solicitation by telephone and other means by our directors, officers and employees. We will reimburse them for their expenses, but no additional compensation will be paid to these individuals for any such services.

May I propose actions for consideration at next year’s annual meeting of stockholders or nominate individuals to serve as directors?

You may submit proposals, including director nominations, for consideration at future annual stockholder meetings.

Stockholder Proposals: In order for a proposal by a stockholder of the Company to be eligible to be included in the Company’s proxy statement for the 2016 annual meeting of stockholders pursuant to the proposal process mandated by SEC Rule 14a-8, the proposal must be received by the Company on or before December 26, 2015 and must comply with the informational and other requirements set forth in Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order for a stockholder to raise a proposal from the floor during an annual meeting (outside the proposal process mandated by SEC Rule 14a-8), the proposal must be submitted instead under the Company’s advance notice Bylaw provision (Section 2.16 of the Bylaws) and be received by the Company not more than 120 days and not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting. Thus, in order for a proposal to be timely for next year’s meeting, the proposal must be received by the Company not earlier than February 4, 2016 or later than March 6, 2016, together with the information required under the applicable Bylaw provision.

Nomination of Director Candidates: The Company’s Bylaws also permit stockholders to nominate directors at a stockholder meeting. In order to make a director nomination at an annual stockholder meeting, it is necessary that your nomination notice be received by the Company not more than 120 days and not less than 90 days before the first anniversary of the date of the preceding year’s annual meeting. Thus, in order for any such nomination notice to be timely for next year’s annual meeting, it must be received by the Company not earlier than February 4, 2016 or later than March 6, 2016, together with the information required under the applicable Bylaw provision.

Copy of Bylaw Provisions: You may contact our Corporate Secretary at our corporate headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates. Additionally, a copy of the Company’s Bylaws can be accessed on the Company’s Investor Relations website at http://investor.scasurgery.com under “Corporate Governance.”

How do I obtain a separate set of proxy materials if I share an address with other stockholders?

To reduce expenses, in some cases, we are delivering one Notice or, where applicable, one set of the proxy materials, to certain stockholders who share an address, unless otherwise requested by one or more of the stockholders. For stockholders who request and receive hard copies of the proxy materials, a separate proxy card will be included with the proxy materials for each stockholder. For stockholders receiving a Notice, the Notice will instruct you as to how you may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet or by telephone. If you have only received one Notice or one set of the proxy materials, you may request separate copies at no additional cost to you by calling us at (205) 545-2628 or by writing to us at Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015, Attn: Corporate Secretary. If you received a Notice and you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

You may also request separate paper proxy materials or a separate Notice for future annual meetings by following the instructions for requesting such materials in the Notice, or by contacting us by calling or writing.

If I share an address with other stockholders of Surgical Care Affiliates, how can we get only one set of voting materials for future meetings?

You may request that we send you and the other stockholders who share an address with you only one Notice or one set of proxy materials by calling us at (205) 545-2628 or by writing to us at: Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015, Attn: Corporate Secretary.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of April 6, 2015, by:

(i) each of our directors and director nominees;

(ii) each executive officer of the Company, including the Named Executive Officers listed in the Summary Compensation Table on page 28;

(iii) all of our current directors and executive officers as a group; and

(iv) each stockholder known by us to beneficially own more than 5% of our common stock.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of April 6, 2015, pursuant to derivative securities, such as options or restricted stock units, are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Percentage of ownership is based on an aggregate of 39,006,321 shares of common stock outstanding as of April 6, 2015.

Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of common stock shown to be beneficially owned by them, based on information provided to us by such stockholders. Unless otherwise indicated, the address for each director and executive officer is: c/o Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015.

Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock Beneficially Owned
Five Percent Stockholders
TPG Funds(1)	16,156,480	41.4%
FMR LLC(2)	4,697,086	12.1%
Directors and Executive Officers
Andrew P. Hayek(3)	719,251	1.8%
Thomas C. Geiser(4)	132,504	*
Frederick A. Hessler(5)	15,662	*
Curtis S. Lane(6)	48,349	*
Sharad Mansukani, M.D.(7)	12,948	*
Jeffrey K. Rhodes(8)	—	—
Todd B. Sisitsky(9)	—	—
Lisa Skeete Tatum	—	—
Joseph T. Clark(10)	91,588	*
Peter J. Clemens IV(11)	126,098	*
Michael A. Rucker(12)	283,964	*
Richard L. Sharff, Jr.(13)	78,720	*
All Current Executive Officers and Directors as a Group(14)	1,509,084	3.7%

*	Represents beneficial ownership of less than 1% of the shares of common stock.
(1)

The “TPG Funds” refers collectively to TPG Partners V, L.P., a Delaware limited partnership (“TPG Partners V”), TPG FOF V-A, L.P., a Delaware limited partnership (“FOF V-A”), and TPG FOF V-B, L.P., a Delaware limited partnership (“FOF V-B”). The TPG Funds directly hold an aggregate of 16,156,480 shares of common stock (the “TPG Shares”), consisting of: (a) 16,080,493 shares of common stock held by TPG

Partners V, (b) 42,067 shares of common stock held by FOF V-A, and (c) 33,920 shares of common stock held by FOF V-B. The general partner of each of TPG Partners V, FOF V-A and FOF V-B is TPG GenPar V, L.P., a Delaware limited partnership, whose general partner is TPG GenPar V Advisors, LLC, a Delaware limited liability company, whose sole member is TPG Holdings I, L.P., a Delaware limited partnership, whose general partner is TPG Holdings I-A, LLC, a Delaware limited liability company, whose sole member is TPG Group Holdings (SBS), L.P., a Delaware limited partnership, whose general partner is TPG Group Holdings (SBS) Advisors, Inc., a Delaware corporation (“Group Advisors”). Because of Group Advisors’ relationship to the TPG Funds, Group Advisors may be deemed to beneficially own the TPG Shares. David Bonderman and James G. Coulter are the officers and sole shareholders of Group Advisors and may therefore also be deemed to be the beneficial owners of the TPG Shares. Messrs. Bonderman and Coulter disclaim beneficial ownership of the TPG Shares except to the extent of their pecuniary interest therein. The address of each of Group Advisors and Messrs. Bonderman and Coulter is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(2)	FMR LLC, a parent holding company, Edward C. Johnson 3d and Abigail P. Johnson may be deemed the beneficial owners of 4,697,086 shares of common stock. FMR LLC has sole voting power of 266,865 shares, no shared voting power, sole investment power of 4,697,086 shares and no shared investment power. The address of FMR LLC is 245 Summer Street, Boston, MA 02210. This information is based on a Schedule 13G filed by FMR LLC with the SEC on April 10, 2015, reporting beneficial ownership as of March 31, 2015.
(3)	Includes 68,292 shares of common stock underlying restricted stock units that are currently vested or vest within 60 days of April 6, 2015 and 601,951 shares of common stock underlying options that are currently exercisable or become exercisable within 60 days of April 6, 2015 for shares of common stock. All of the shares of common stock, restricted stock units and options are owned by the Andrew Hayek 2008 Living Trust (of which Mr. Hayek is the sole trustee).
(4)	Includes (a) 3,027 shares of common stock underlying restricted stock units that are currently vested or vest within 60 days of April 6, 2015 and 31,917 shares of common stock underlying options that are currently exercisable or become exercisable within 60 days of April 6, 2015 for shares of common stock and (b) 97,560 shares of common stock owned by TDK Properties, L.P., which is a California limited partnership whose general partner and owner of 1% of its limited partnership interests is TDK Management Company, LLC, a California limited liability company whose sole member is The Geiser Schweers Family Trust u/a/d 6/8/98, as amended, and whose trustees are Thomas C. Geiser and Donna L. Schweers. 99% of the limited partnership interests of TDK Properties, L.P. are held by The Geiser Schweers 2006 Irrevocable Insurance Trust dated August 14, 2006, whose trustee is Kim T. Schoknecht.
(5)	Includes 662 shares of common stock underlying restricted stock units that are currently vested or vest within 60 days of April 6, 2015.
(6)	Includes 3,027 shares of common stock underlying restricted stock units that are currently vested or vest within 60 days of April 6, 2015 and 45,322 shares of common stock underlying options that are currently exercisable or become exercisable within 60 days of April 6, 2015 for shares of common stock. The address of Mr. Lane is c/o MTS Health Partners, L.P., 623 Fifth Avenue, 14th Floor, New York, NY 10022.
(7)	Includes 3,027 shares of common stock underlying restricted stock units that are currently vested or vest within 60 days of April 6, 2015 and 9,921 shares of common stock underlying options that are currently exercisable or become exercisable within 60 days of April 6, 2015 for shares of common stock.
(8)	Jeffrey K. Rhodes, who is one of our directors, is a TPG Partner. Mr. Rhodes has no voting or investment power over and disclaims beneficial ownership of the TPG Shares. The address of Mr. Rhodes is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(9)	Todd B. Sisitsky, who is one of our directors, is a TPG Partner. Mr. Sisitsky has no voting or investment power over and disclaims beneficial ownership of the TPG Shares. The address of Mr. Sisitsky is c/o TPG Global, LLC, 301 Commerce Street, Suite 3300, Fort Worth, TX 76102.
(10)	Includes 45,122 shares of common stock underlying options that are currently exercisable or become exercisable within 60 days of April 6, 2015 for shares of common stock.
(11)	Includes 106,098 shares of common stock underlying options that are currently exercisable or become exercisable within 60 days of April 6, 2015 for shares of common stock.

(12)	Includes 253,030 shares of common stock underlying options that are currently exercisable or become exercisable within 60 days of April 6, 2015 for shares of common stock.
(13)	Includes 70,122 shares of common stock underlying options that are currently exercisable or become exercisable within 60 days of April 6, 2015 for shares of common stock.
(14)	Includes restricted stock units that are currently vested or vest within 60 days of April 6, 2015 and options that are currently exercisable or become exercisable within 60 days of April 6, 2015 for shares of common stock as described in footnotes (3)-(13).

MANAGEMENT AND CORPORATE GOVERNANCE

Our Board of Directors

Our Certificate of Incorporation provides that our Board of Directors will consist of at least five directors but no more than 11 directors, with the exact number of directors to be fixed from time to time by resolution of our Board of Directors. We currently have eight directors. The Board of Directors is divided into three classes, as follows:

•	Class I, which currently consists of Todd B. Sisitsky, Sharad Mansukani, M.D. and Jeffrey K. Rhodes, whose terms expire at our annual meeting of stockholders to be held in 2017;

•	Class II, which currently consists of Thomas C. Geiser and Curtis S. Lane, whose terms expire at our 2015 annual meeting of stockholders; and

•	Class III, which currently consists of Andrew P. Hayek, Frederick A. Hessler and Lisa Skeete Tatum, whose terms expire at our annual meeting of stockholders to be held in 2016.

Upon the expiration of the initial term of office for each class of directors, each director in such class shall be elected for a term of three years and serve until a successor is duly elected and qualified or until his or her earlier death, resignation or removal. Any additional directorships resulting from an increase in the number of directors or a vacancy may be filled by the directors then in office.

In connection with the closing of our initial public offering on November 4, 2013 (the “IPO”), we entered into a stockholders’ agreement (as amended on September 17, 2014, the “Stockholders’ Agreement”) with TPG FOF V-A, L.P., TPG FOF V-B, L.P., and TPG Partners V, L.P. (collectively, the “TPG Funds”) that provides that, so long as the Stockholders’ Agreement remains in effect, the TPG Funds will have certain nomination rights to designate for nomination candidates for our Board of Directors. We are required to use our reasonable best efforts to cause our Board of Directors and the Nominating and Corporate Governance Committee to include such persons designated by the TPG Funds in the slate of nominees recommended by the Board of Directors for election by the stockholders.

As set forth in the Stockholders’ Agreement, for so long as the TPG Funds collectively own at least 50% of the shares of our common stock held by them at the closing of the IPO, they are entitled to designate for nomination a majority of the seats on our Board of Directors. When the TPG Funds collectively own less than 50% of the shares of our common stock held by them as of the closing of the IPO, but collectively own at least 30% of the shares of our common stock held by them as of the closing of the IPO, the TPG Funds will be entitled to designate for nomination three directors. When the TPG Funds collectively own less than 30% of the shares of our common stock held by them as of the closing of the IPO, but collectively own at least 10% of the shares of our common stock held by them as of the closing of the IPO, the TPG Funds will be entitled to designate for nomination two directors. Thereafter, the TPG Funds will be entitled to designate for nomination one director so long as they own at least 3% of the shares of our common stock held by them as of the closing of the IPO. In the event that the size of our Board of Directors is increased or decreased in size at any time, the nomination rights afforded to the TPG Funds will be proportionately adjusted as well, rounded up to the nearest whole person.

As our Board of Directors currently consists of eight members and the TPG Funds continue to collectively own at least 50% of the shares of our common stock held by them at the closing of the IPO, the TPG Funds have the right to request that we increase the size of our Board to nine directors and to fill such vacancy with a director designated by TPG. The following four directors were designated for nomination by TPG and currently serve on our Board: Todd B. Sisitsky, a TPG Partner, Jeffrey K. Rhodes, a TPG Partner, and Thomas C. Geiser and Sharad Mansukani, M.D., each of whom provide consulting services to TPG. One of these directors, Mr. Geiser, is a Class II director and has been nominated by the Board for re-election at the Annual Meeting.

Our Certificate of Incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares are not able to elect any directors, subject to our obligations under the Stockholders’ Agreement.

Information about the Nominees and Other Directors

Set forth below are the biographies of each of the nominees and our other directors, including their names, their ages (as of April 24, 2015), their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors, and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director is set forth below. Each of the nominees currently serves as a Class II director of the Company. The stock ownership with respect to each director and nominee for director is set forth in the table entitled “Security Ownership of Certain Beneficial Owners and Management.”

Name	Age	Position(s) with the Company
Andrew P. Hayek	41	Director, President and Chief Executive Officer
Todd B. Sisitsky(2)(3)	43	Director and Chairman of the Board of Directors
Thomas C. Geiser	64	Director
Frederick A. Hessler(1)	66	Director
Curtis S. Lane(1)	57	Director
Sharad Mansukani, M.D.	45	Director
Jeffrey K. Rhodes(2)(3)	40	Director
Lisa Skeete Tatum(1)	47	Director

(1)	Member of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Nominating and Corporate Governance Committee

Nominees for Election – Terms Expire in 2015

Thomas C. Geiser was appointed to our Board of Directors on October 30, 2013 and the board of directors of SCA, our direct operating subsidiary, in 2007. Mr. Geiser has served as a TPG Senior Advisor since 2006 and served as the Executive Vice President and General Counsel of WellPoint Health Networks Inc. (“WellPoint”) from its inception in 1993 to 2005. Mr. Geiser was responsible for WellPoint’s legal, legislative and regulatory affairs in fifty states and served as its principal contact with state and federal regulators. Prior to joining WellPoint, Mr. Geiser worked as an attorney in private law practice, coming to WellPoint from Brobeck, Phleger & Harrison LLP in San Francisco. He currently serves on the board of directors of Novasom, Inc., IASIS Healthcare Corp., the Library Foundation of Los Angeles and Providence Saint John’s Health Center. Mr. Geiser earned his J.D. from the University of California, Hastings College of Law and earned his undergraduate degree in English from the University of Redlands. Mr. Geiser has extensive expertise and experience providing leadership in legal, legislative, regulatory and compliance affairs to both public and private companies in the healthcare industry, which we believe make him a valuable asset to the Board of Directors.

Curtis S. Lane was appointed to our Board of Directors on October 30, 2013 and the board of directors of SCA in 2007. Mr. Lane is a Senior Managing Director of MTS Health Partners, L.P., a merchant banking firm focused on healthcare advisory and investment opportunities. Prior to forming MTS Health Partners, L.P. in 2000, Mr. Lane founded and managed the healthcare investment banking group at Bear, Stearns & Co. Inc. from its inception in 1986 until 1998. Mr. Lane serves on the board of directors for Alliance Healthcare Services and Celerion Holdings, Inc., and was a founding board member of America’s Camp, which was formed to provide services to children that lost parents on September 11th. Mr. Lane is an emeritus board member of the University of Pennsylvania Health System and serves as the Chairman of the Executive Advisory Board of the Leonard

Davis Institute for Health Economics at the University of Pennsylvania. Mr. Lane earned his M.B.A. from the Wharton School of the University of Pennsylvania and also earned his bachelor’s degree from the Wharton School of the University of Pennsylvania. We believe that Mr. Lane’s financial and healthcare advisory experience and experience serving on numerous boards of directors make him a valuable asset to the Board of Directors.

Class III Continuing Directors – Terms Expire in 2016

Andrew P. Hayek was appointed to our Board of Directors on October 30, 2013 and the board of directors of SCA in 2008. He has also served as our President and Chief Executive Officer since 2008. Prior to joining the Company, Mr. Hayek served as the President of VillageHealth, a division of renal dialysis provider DaVita Inc. (“DaVita”), from 2007 to 2008 and as President and Chief Operating Officer of Alliance Healthcare Services Inc., a diagnostic imaging and radiation therapy provider, from 2003 to 2006. Mr. Hayek also previously worked at KKR Capstone, an affiliate of private equity firm Kohlberg Kravis Roberts & Co. and at The Boston Consulting Group, a strategy consulting firm. Mr. Hayek is a Henry Crown Fellow at the Aspen Institute and earned his bachelor’s degree summa cum laude from Yale University. We believe that Mr. Hayek’s knowledge of the healthcare industry and his leadership experience make him a valuable asset to our management and the Board of Directors.

Frederick A. Hessler was appointed to our Board of Directors and the board of directors of SCA on October 30, 2013. Mr. Hessler is a retired Managing Director of Citigroup Global Markets Inc., where he headed the Not-for-Profit Health Care Investment Banking Group from 1990 to 2013. Prior to joining Citigroup Global Markets Inc. in 1985, Mr. Hessler was a Partner and Regional Director for healthcare at Ernst & Young LLP, where he was responsible for conducting audits and performing feasibility, corporate reorganization and strategic planning studies for healthcare clients. Mr. Hessler serves on the Operations Committee and chairs the Investment Committee for the American Hospital Association and is a board member of The Center for Health Design, LHP Hospital Group, Inc., the National Center for Healthcare Leadership and the Public Health Institute and is a member of the senior advisory board of MedAssets, Inc. Mr. Hessler also previously served as chair of the Board of Trustees of the Health Research and Education Trust and the Health Insights Foundation and was a member of The Center for Healthcare Governance’s Blue Ribbon Panel on Trustee Core Competencies and the Healthcare Executives Study Society. Mr. Hessler earned his bachelor’s degree in accounting from Wayne State University and is a Certified Public Accountant (inactive status). We believe that Mr. Hessler’s financial and accounting expertise and his substantial investment banking and advisory experience in the healthcare industry make him a valuable asset to the Board of Directors.

Lisa Skeete Tatum was elected to our Board of Directors and the board of directors of SCA effective October 1, 2014. Ms. Skeete Tatum is founder and CEO of LandIt.com, a career management technology platform. Previously, Ms. Skeete Tatum was a General Partner for over a decade with Cardinal Partners, a $350 million early stage health care venture capital firm, where she focused on investments in healthcare technology. Ms. Skeete Tatum previously worked for Procter & Gamble in various global and functional roles including Product Development, Purchasing, and Product Supply. She also worked at GE Capital and was a Managing Director at Circle of Beauty, a health and beauty startup. In addition, she founded her own consulting practice specializing in strategic operational development for medium-sized consumer products companies. Ms. Skeete Tatum serves on the board of Pager and is on the board of trustees for Cornell University. She is also on the boards of the Princeton Healthcare System Foundation and the Princeton Area Community Foundation. She is the immediate past president of the Harvard Business School Alumni Board and a former founding board member of the Center for Venture Education. Ms. Skeete Tatum is a member of the 2012 Class of Henry Crown Fellows at the Aspen Institute and the Kauffman Fellows Class 4. She received her B.S. in chemical engineering from Cornell University and her M.B.A. from Harvard Business School. We believe that Ms. Skeete Tatum’s leadership and general corporate experience make her a valuable asset to the Board of Directors.

Class I Continuing Directors – Terms Expire in 2017

Todd B. Sisitsky was appointed to our Board of Directors on October 30, 2013 and the board of directors of SCA in 2007. Mr. Sisitsky is a Partner of TPG where he leads TPG’s investment activities in the healthcare sector globally. Mr. Sisitsky serves on the board of directors of Aptalis Pharma, Inc., formerly Axcan Pharma, IASIS Healthcare Corp., HealthScope Ltd., Immucor Inc., IMS Health Holdings, Inc. and Par Pharmaceuticals Companies, Inc. and previously served on the boards of Biomet Inc. and Fenwal Inc. He also serves on the board of the Campaign for Tobacco Free Kids, a global not-for-profit organization, and the Dartmouth Medical School Board of Overseers. Prior to joining TPG in 2003, Mr. Sisitsky worked at Forstmann Little & Company and Oak Hill Capital Partners. Mr. Sisitsky earned an M.B.A. from the Stanford Graduate School of Business, where he was an Arjay Miller Scholar, and earned his undergraduate degree from Dartmouth College, where he graduated summa cum laude. We believe that Mr. Sisitsky’s financial expertise and experience leading investments in numerous healthcare companies make him a valuable asset to the Board of Directors.

Sharad Mansukani, M.D. was appointed to our Board of Directors on October 30, 2013 and the board of directors of SCA in 2007. Dr. Mansukani has served as a TPG Senior Advisor since 2005. He serves on the board of directors of IASIS Healthcare Corp., Immucor Inc., IMS Health Holdings, Inc. and Par Pharmaceuticals Companies, Inc. Dr. Mansukani serves as Strategic Advisor to the board of directors of CIGNA and previously served as Vice Chairman of HealthSpring Inc. Dr. Mansukani also serves on the board of directors of the Children’s Hospital of Philadelphia and on the editorial boards of the American Journal of Medical Quality, Managed Care, Biotechnology Healthcare and American Health & Drug Benefits. Dr. Mansukani was appointed to Medicare’s Payment Advisory and Oversight Committee, and he was previously Senior Advisor to Centers for Medicare and Medicaid Services (“CMS”) and a member of the Medicare Reform Executive Committee. Dr. Mansukani previously served on the faculty at the University of Pennsylvania and at Temple University School of Medicine. Dr. Mansukani completed his residency and fellowship in ophthalmology at the University of Pennsylvania School of Medicine and a fellowship in quality management and managed care at the Wharton School of the University of Pennsylvania. Dr. Mansukani has substantial experience in the healthcare industry and has a deep understanding of the medical community and the dynamic regulatory and reimbursement environment, which we believe make him a valuable asset to the Board of Directors.

Jeffrey K. Rhodes was appointed to our Board of Directors on October 30, 2013 and the board of directors of SCA in 2010. Mr. Rhodes is a Partner of TPG, where he is a leader of the firm’s investment activities in the healthcare services and pharmaceutical/medical device sectors. Mr. Rhodes serves on the board of directors of Biomet Inc., EnvisionRx, IMS Health Holdings, Inc., Immucor Inc. and Par Pharmaceuticals Companies, Inc. Prior to joining TPG in 2005, Mr. Rhodes worked at McKinsey & Company and Article 27 LTD, a software company. Mr. Rhodes earned his M.B.A. from the Harvard Business School, where he was a Baker Scholar, and earned his undergraduate degree in Economics from Williams College, where he graduated summa cum laude. We believe that Mr. Rhodes’ financial expertise and experience overseeing investments in numerous healthcare companies make him a valuable asset to the Board of Directors.

There are no family relationships between or among any of our directors or nominees. The principal occupation and employment during the past five years of each of our directors and nominees was carried on, in each case except as specifically identified above, with a corporation or organization that is not a parent, subsidiary or other affiliate of us. Except as described above in connection with the Stockholders’ Agreement, there is no arrangement or understanding between any of our directors or nominees and any other person or persons pursuant to which he or she was or is to be selected as a director or nominee.

There are no legal proceedings to which any of our directors is a party adverse to us or any of our subsidiaries or in which any such person has a material interest adverse to us or any of our subsidiaries.

Director Independence

The listing standards of the NASDAQ Stock Market LLC (“NASDAQ”) generally require that listed companies have a majority of independent directors, that compensation committees of listed companies be comprised entirely of independent directors and that nominating committees, if any, of listed companies be comprised entirely of independent directors. Following the consummation on April 1, 2015 of the offering of our common stock by certain of our stockholders, including the TPG Funds, we are no longer a “controlled company” (which is a listed company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company) because the TPG Funds no longer own a majority of our outstanding common stock. Accordingly, under NASDAQ rules we are required by April 1, 2016 to have compensation and nominating and corporate governance committees that are comprised entirely of independent directors. These two committees are currently comprised entirely of independent directors.

Even as a “controlled company,” we were required to comply with the rules applicable to audit committees set forth in NASDAQ and SEC rules. Accordingly, each of the members of our Audit Committee continues to satisfy the general independence standard of the NASDAQ listing standards and the heightened independence standards imposed by Rule 10A-3 under the Exchange Act.

Our Board of Directors has reviewed the materiality of any relationship that each of our directors has with Surgical Care Affiliates, either directly or indirectly. Based upon this review, our Board has determined that Frederick A. Hessler, Curtis S. Lane, Jeffrey K. Rhodes, Todd B. Sisitsky and Lisa Skeete Tatum are “independent directors” within the meaning of the NASDAQ rules. Additionally, our Board has determined that Frederick A. Hessler, Curtis S. Lane and Lisa Skeete Tatum satisfy the heightened independence requirements of Rule 10A-3 under the Exchange Act for purposes of Audit Committee membership.

Committees of the Board of Directors and Meetings

Meeting Attendance

Under our Corporate Governance Guidelines, directors are expected to use their reasonable best efforts to attend all or substantially all Board meetings and meetings of the committees of the Board on which they serve, as well as annual meetings of stockholders. During 2014 there were four meetings of our Board of Directors, and the various committees of the Board met a total of 22 times. No director attended fewer than 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of committees of the Board for the period during which the director served on the Board or such committee in 2014.

Standing Committees

The Board of Directors has established five standing committees to assist it in carrying out its responsibilities: the Audit Committee, the Nominating and Corporate Governance Committee, the Compensation Committee, the Compliance Committee and the Acquisition Committee. Each of the committees operates under its own written charter adopted by the Board of Directors, each of which is available on the Company’s Investor Relations website at http://investor.scasurgery.com under “Corporate Governance.” In addition, special committees may be established under the direction of our Board of Directors when necessary to address specific issues. The membership and functions of each of the standing committees are described below. The number of meetings that each committee held in 2014 is also listed.

Audit Committee

The Audit Committee is responsible for, among other things:

•	appointing the independent auditor, reviewing the quality of its work annually, monitoring its independence and replacing it as necessary, pre-approving all the audit and non-audit services,

reviewing with the auditor the scope and plan of the annual audit, and reviewing with the auditor any review of the quarterly financial statements that the committee may direct the auditor to perform;

•	reviewing with the senior internal audit services executive the results of the audit work at least annually and more frequently as provided in the policy for reporting financial accounting and auditing concerns, as approved by the committee, and at least annually reviewing the experience and qualifications of the senior members of the internal audit services team;

•	discussing with management and the auditor the annual audited financial statements, the financial information to be included in our annual and quarterly reports to be filed with the SEC and the adequacy of the internal controls over financial reporting;

•	discussing with management and the auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements, including any significant changes in our selection or application of accounting principles and any significant issues (material weaknesses or significant deficiencies as such terms are defined in the Sarbanes-Oxley Act) as to the adequacy of our accounting controls;

•	reviewing the adequacy of disclosure controls and procedures with the Chief Executive Officer, the Chief Financial Officer and the General Counsel at least quarterly;

•	overseeing company policies and practices with respect to financial risk assessment and risk management;

•	reviewing related party transactions;

•	approving guidelines for the hiring of former employees of the independent auditor;

•	establishing and publishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters, referred to as “whistleblowing” procedures;

•	reviewing with management, including the General Counsel, the implementation and effectiveness of the compliance and ethics program, including the “whistleblowing” procedures;

•	meeting separately and periodically with management and the auditor; and

•	regularly reporting its activities to the Board of Directors.

The current members of the Audit Committee are Frederick A. Hessler (Chairman), Curtis S. Lane and Lisa Skeete Tatum. Jeffrey K. Rhodes served on the Audit Committee until October 1, 2014. Our Board of Directors has determined that (i) Mr. Hessler, Mr. Lane and Ms. Skeete Tatum are each “independent directors” under the NASDAQ listing rules, (ii) Mr. Hessler, Mr. Lane and Ms. Skeete Tatum each satisfy the heightened independence requirements of Rule 10A-3 under the Exchange Act, (iii) each of Mr. Hessler, Mr. Lane and Ms. Skeete Tatum is financially literate and (iv) Mr. Hessler qualifies as an “audit committee financial expert” under the criteria set forth in the rules and regulations of the SEC. The Audit Committee met seven times during 2014. The Report of the Audit Committee appears in this Proxy Statement on page 39.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	establishing the criteria for selecting new directors;

•	recommending to the Board of Directors corporate governance guidelines and reviewing such guidelines at least annually;

•	reviewing the performance of our Board of Directors;

•	making recommendations to the Board of Directors regarding the selection of candidates, qualification and competency requirements for service on the Board of Directors and the suitability of proposed nominees as directors;

•	reviewing and making recommendations to the Board of Directors regarding the charters, structure and operations of the committees of the Board of Directors, including membership of these committees; and

•	regularly reporting its activities to the Board of Directors.

The current members of the Nominating and Corporate Governance Committee are Jeffrey K. Rhodes (Chairman) and Todd B. Sisitsky. Thomas C. Geiser served on the Nominating and Corporate Governance Committee until March 1, 2015. Our Board of Directors has determined that Mr. Rhodes and Mr. Sisitsky are each “independent directors” under the NASDAQ listing rules. The Nominating and Corporate Governance Committee met three times during 2014.

Compensation Committee

The Compensation Committee is responsible for, among other things:

•	reviewing and approving corporate goals and objectives relevant to compensation of our executive officers, including the balance between short-term compensation and long-term incentives;

•	conducting the evaluation process for our executive officers in light of these goals and objectives;

•	determining and approving or recommending to the Board of Directors for approval the total compensation package of the executive officers;

•	making recommendations to the Board of Directors with respect to the establishment and terms of incentive-compensation and equity-based plans for our executive officers, and granting awards under and otherwise administering such plans and approving and administering any other compensation plan in which our executive officers participate;

•	periodically establishing and reviewing policies with respect to management perquisites;

•	advising the Board of Directors with respect to proposed changes in the compensation of the Board of Directors or its various committees;

•	reviewing annually any stock ownership guidelines applicable to our directors and senior management and recommending to the Board of Directors revisions to such guidelines as appropriate;

•	retaining compensation consultants and approving the compensation consultants’ fees and other terms and conditions of retention, after considering all relevant factors, including any business or personal relationship of the consultant or consultant’s employer with any of our executive officers;

•	reviewing and discussing with management, prior to the filing of the proxy statement, the disclosure prepared regarding executive compensation;

•	reviewing succession planning for the Chief Executive Officer and other senior executives, and making recommendations on such matters to the Board of Directors; and

•	regularly reporting its activities to the Board of Directors.

The current members of the Compensation Committee are Todd B. Sisitsky (Chairman) and Jeffrey K. Rhodes. Thomas C. Geiser and Sharad Mansukani, M.D. served on the Compensation Committee until March 1, 2015. Our Board of Directors has determined that Mr. Sisitsky and Mr. Rhodes are each “independent directors” under the NASDAQ listing rules. The Compensation Committee met four times during 2014.

Compliance Committee

The Compliance Committee is responsible for, among other things:

•	overseeing, monitoring and evaluating our compliance with our federal, state and local regulatory obligations, with the exception of obligations relating to compliance with tax and securities-related laws, rules and regulations (which are the responsibility of the Audit Committee);

•	ensuring the establishment, maintenance and oversight of an effective regulatory compliance program to prevent and detect violations of law, and reviewing and approving the annual regulatory compliance program and the implementation and effectiveness of such program;

•	establishing the qualifications, authority and responsibilities of the compliance officer, assisting with and overseeing the activities of the compliance officer, and performing an annual evaluation of the compliance officer in carrying out an effective compliance program;

•	monitoring our compliance with any corporate integrity agreement or similar undertaking, with the Office of Inspector General, the United States Department of Health and Human Services or any other government agency;

•	receiving and reviewing periodic reports from the compliance officer, including an annual report summarizing compliance-related activities undertaken by us during the year and the results of all regulatory compliance audits conducted during the year;

•	establishing and publishing appropriate mechanisms for receipt, retention and treatment of complaints regarding potential violations of our compliance policies and applicable laws and regulations, and reviewing such complaints;

•	discussing with management our major compliance risks and steps management has taken to monitor and control such risk, including any policies and procedures with respect to risk assessment and risk management;

•	recommending such actions or measures to be adopted by the Board of Directors that it deems appropriate to improve the effectiveness of the regulatory compliance program; and

•	reporting to the Board of Directors at least twice annually, or more frequently as may be necessary, on its activities and the effectiveness of the Company’s regulatory compliance program.

The members of the Compliance Committee are Thomas C. Geiser (Chairman) and Sharad Mansukani, M.D. Curtis S. Lane served on the Compliance Committee until March 1, 2015. The Compliance Committee met four times during 2014.

Acquisition Committee

The Acquisition Committee is responsible for, among other things:

•	reviewing our acquisition strategies in connection with our management;

•	investigating acquisition candidates;

•	authorizing and approving acquisitions valued in an amount not to exceed $5.0 million in cash, stock or a combination thereof;

•	recommending acquisition strategies and acquisition candidates valued in an amount above $5.0 million to our Board of Directors; and

•	regularly reporting its activities to the Board of Directors.

The members of the Acquisition Committee are Thomas C. Geiser (Chairman) and Jeffrey K. Rhodes. The Acquisition Committee met four times during 2014.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines to assist the Board and its committees in the exercise of their responsibilities, which can be found on our website at www.scasurgery.com in the “Investors” section under “Corporate Governance.” The Corporate Governance Guidelines set forth guiding principles and provide a flexible framework for the governance of the Company. The Corporate Governance Guidelines address, among other things, Board functions and responsibilities, management succession, Board membership and independence, Board meetings and Board committees, access to management, employees and outside advisors, director orientation and continuing education, and annual performance evaluations of the Board and its committees. The Nominating and Corporate Governance Committee regularly reviews and provides recommendations to the Board on the Corporate Governance Guidelines, and the full Board approves changes as it deems appropriate.

Board Leadership Structure

Our Board of Directors is divided into three classes, with one class of directors being elected at each annual meeting of stockholders. Each director serves for a term of three years and until his or her successor is elected and qualified. The Board of Directors oversees the business and affairs of the Company and monitors the performance of its management. Although the Board of Directors is not involved in the Company’s day-to-day operations, the directors keep themselves informed about the Company through meetings of the Board, reports from management and discussions with the Company’s executive officers. Directors also communicate with the Company’s outside advisors, as necessary.

The business of the Company is managed under the direction of the Board of Directors, which is elected by our stockholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director reasonably believes to be the best interests of the Company and its stockholders. Leadership is important to facilitate the Board acting effectively as a working group so that the Company and its performance may benefit. The role of the Chairman includes providing continuous feedback on the direction, performance and strategy of the Company, presiding as Chair of Board meetings, setting the Board’s agenda with management and leading the Board in anticipating and responding to opportunities and challenges faced by the Company.

The Board does not have a policy requiring the separation or combination of the CEO and Chairman roles, but these positions are currently separated. Our Chairman of the Board, Todd B. Sisitsky, is a Partner at TPG Global, LLC, affiliates of which own 41.4% of our outstanding common stock. We have determined that our current structure is the most appropriate and effective Board leadership structure for the Company at this time based upon a number of factors, including the experience of the applicable individuals, the current business environment, and the specific needs of our business. However, the Board intends to reconsider the Company’s leadership structure from time to time in the future based on the relevant facts and circumstances at that time.

Board of Directors’ Role in Risk Oversight

Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors, primarily through its Audit Committee, oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance stockholder value.

Code of Business Conduct and Ethics

We are committed to having sound corporate governance principles. Having such principles is essential to running our business efficiently and to maintaining our integrity in the marketplace. We have adopted a document known as the Standards of Legal and Regulatory Conduct that is applicable to all of our directors and teammates (the “Code of Business Conduct”). We have also adopted a Code of Ethical Conduct for Financial Leaders that applies to our Chief Executive Officer, Chief Financial Officer and other senior financial officers at the corporate level (the “Senior Officers Code”). Both the Code of Business Conduct and the Senior Officers Code are available on our website at www.scasurgery.com in the “Investors” section under “Corporate Governance.” Any future changes or amendments to the Code of Business Conduct or the Senior Officers Code, and any waiver of the Code of Business Conduct or the Senior Officers Code that applies to our Chief Executive Officer, Chief Financial Officer or Principal Accounting Officer will be posted to our website at the above location.

Consideration of Director Candidates

The Nominating and Corporate Governance Committee of the Board is responsible for and has established procedures for identifying and evaluating qualified candidates for election to the Board. Following its evaluation, the Nominating and Corporate Governance Committee recommends to the full Board a slate of director candidates for inclusion in the Company’s proxy statement. These recommendations are based on an evaluation that is consistent with the criteria for selecting directors set forth below and are also consistent with applicable law and listing standards, the Company’s organizational documents and the Company’s obligations under its Stockholders’ Agreement with the TPG Funds.

In the case of incumbent directors, the Nominating and Corporate Governance Committee assesses each director’s overall contributions and service during his or her current term, including the number of meetings attended, level of participation and quality of performance. The Nominating and Corporate Governance Committee also assesses incumbent directors in light of the criteria for Board candidates generally and other perceived needs of the Board. In the case of new director candidates, the Nominating and Corporate Governance Committee first evaluates the candidate in light of the requirements under the Company’s organizational documents, agreements with stockholders and applicable law and listing standards, including whether the nominee must be independent under NASDAQ listing standards, and then identifies any special needs of the current Board and evaluates the candidate based on the criteria set forth below. The Nominating and Corporate Governance Committee considers individuals recommended by Board members, management, stockholders and, if it deems appropriate, a professional search firm.

The Board may also consider candidates to fill a vacancy in the Board outside of the annual stockholder meeting process. The Nominating and Corporate Governance Committee uses the same criteria as are used to evaluate a director nominee to be elected by stockholders. In the event of a vacancy to be filled by the Board, the Nominating and Corporate Governance Committee will recommend to the Board one or more candidates for election by the Board and proxies will not be solicited.

The Nominating and Corporate Governance Committee seeks to identify and recruit the best available candidates. Qualified candidates are considered without regard to race, color, religion, sex, ancestry, national origin or disability. We believe director candidates should have the following minimum attributes and qualifications:

•	Character and integrity;

•	Significant business or public experience relevant and beneficial to the Board and the Company;

•	Expertise in one or more specific areas that are relevant and beneficial to the Board and the Company;

•	A commitment to the long-term growth and profitability of the Company; and

•	A willingness and ability to make a sufficient time commitment to the affairs of the Company in order to effectively perform the duties of a director, including regular attendance at Board and committee meetings.

In evaluating candidates, the Nominating and Corporate Governance Committee also takes into account factors relating to the requirements of applicable law and NASDAQ listing standards, the composition of the

Board (including its size and structure) and the diversity of the Board. While the Nominating and Corporate Governance Committee takes into account the diversity of the Board in evaluating candidates, neither the Board nor the Nominating and Corporate Governance Committee has a specific policy with regard to the consideration of diversity in identifying or evaluating director nominees.

In addition to the minimum qualifications and considerations described above, the Nominating and Corporate Governance Committee may also consider the following additional criteria and factors in evaluating candidates for recommendation to the Board:

•	Present and anticipated needs of the Board for particular experience or expertise and whether the candidate would satisfy those needs;

•	Current or future requirement for the Board to have a majority of independent directors and whether the candidate would be considered independent;

•	Whether the candidate would be considered financially literate and would qualify as a financially sophisticated Audit Committee member as described in NASDAQ listing standards and the Company’s Audit Committee charter, as well as whether the candidate would be considered an “audit committee financial expert” under SEC rules;

•	Accomplishments of the candidate in his or her field;

•	Professional and personal reputation of the candidate;

•	Relevant experience, including experience at the strategy/policy setting level, high level managerial experience in a complex organization, industry experience and familiarity with the processes used by the Company;

•	Ability to exercise sound business judgment;

•	Breadth of knowledge about issues affecting the Company;

•	Ability and willingness to contribute special competencies to Board activities;

•	A willingness to assume fiduciary responsibility;

•	Actual or potential conflicts of interest; and

•	Fit with the Company’s culture.

The Nominating and Corporate Governance Committee does not assign specific weights to these various criteria and no particular criterion is necessarily applicable to all prospective nominees.

Following the Nominating and Corporate Governance Committee’s initial review of a candidate’s qualifications, one or more committee members will interview the candidate. The Nominating and Corporate Governance Committee may also arrange interviews with the Chairman of the Board and/or members of management.

Process for Stockholders to Recommend Director Candidates for Consideration by the Committee

The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, for candidates recommended by a stockholder. Stockholders who wish to recommend candidates for the Nominating and Corporate Governance Committee’s consideration must submit a written recommendation to the Corporate Secretary at 520 Lake Cook Road, Suite 250, Deerfield, IL 60015. Recommendations must be sent by certified or registered mail and received by November 15th for consideration at the following year’s annual meeting of stockholders. Recommendations must include the following:

•	The recommending stockholder’s name, number of shares owned, length of period held and proof of ownership;

•	The candidate’s name, address, phone number, e-mail address and age;

•	A resume describing, at a minimum, the candidate’s educational background, occupation, employment history and material outside commitments (e.g., memberships on other boards and committees, charitable foundations, etc.);

•	A supporting statement which describes the stockholder’s and candidate’s reasons for nomination to the Board and documents the candidate’s ability to satisfy the director qualifications described above;

•	The candidate’s consent to a background investigation;

•	The candidate’s written consent to stand for election if nominated by the Board and to serve if elected by the stockholders; and

•	Any other information that will assist the Nominating and Corporate Governance Committee in evaluating the candidate in accordance with this procedure.

The Corporate Secretary will promptly forward these materials to the Chairman of the Nominating and Corporate Governance Committee and the Chairman of the Board. The Nominating and Corporate Governance Committee may contact recommended candidates to request additional information necessary for its evaluation or for disclosure under applicable SEC rules, including without limitation information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

Nominations of Directors by Stockholders

Separate procedures apply if a stockholder wishes to nominate a director candidate for election at a meeting of stockholders. These procedures, and as well as the Company’s director qualifications, are specified in Section 2.16 of the Company’s Bylaws and are summarized below. Nothing in the above described procedures for stockholders to recommend candidates to the Nominating and Corporate Governance Committee supersedes any requirements set forth in the Bylaws.

Section 2.16 of the Company’s Bylaws provides for procedures pursuant to which stockholders may nominate director candidates at meetings of stockholders. To provide timely notice of a director nomination at an annual meeting of stockholders, the stockholder’s notice must be received by the Corporate Secretary at the principal executive offices of the Company at 520 Lake Cook Road, Suite 250, Deerfield, IL 60015: (i) with respect to an annual meeting, not earlier than the opening of business on the 120th day before, and not later than the close of business on the 90th day before, the first anniversary of the date of the preceding year’s annual meeting, (ii) if the date of the applicable annual meeting has been changed by more than 30 days from the date of the prior year’s annual meeting, or if no annual meeting was held in the previous year, not earlier than the opening of business on the 120th day before the date of such annual meeting, and not later than the close of business on the later of (y) the 90th day before the date of such annual meeting and (z) the 10th day following the day on which public announcement of the date of such annual meeting is first made by the Company, and (iii) with respect to any special stockholders meeting called by the Board for the election of directors, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of (A) the 90th day prior to such special meeting or (B) the 10th day following the day on which public announcement is first made of the date of such special meeting. A nominating stockholder’s notice must also satisfy the information requirements specified in Section 2.16 of the Bylaws with respect to the nominee for director and the nominating stockholder.

Additionally, in order to be eligible for nomination, a potential nominee must deliver to the Corporate Secretary of the Company (i) a completed questionnaire providing information concerning the background and qualification of that person, among other things, and (ii) a written representation and agreement pertaining to any voting commitments made by the potential nominee and compensation the nominee expects to receive other than from the Company as a result of his or her service as a director. The Company may require any proposed nominee or stockholder who nominates the proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of the proposed nominee to serve as a director of the Company or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of the proposed nominee. The chairman of the meeting of stockholders will determine whether or not a nomination was made in accordance with the procedures set forth in our Bylaws. If the chairman determines that a nomination is defective, he will declare to the meeting that such nomination is defective, and the defective nomination will be disregarded.

A copy of the Company’s Bylaws can be accessed on the Company’s Investor Relations website at http://investor.scasurgery.com under “Corporate Governance.” Printed copies of the Bylaws may also be obtained at no charge by writing to the Corporate Secretary at 520 Lake Cook Road, Suite 250, Deerfield, IL 60015.

Executive Sessions

Executive sessions of the independent directors of the Board must be held at least two times per year and otherwise as needed. These sessions are chaired by an independent director selected by a majority of the independent directors participating in the executive session.

Compensation Committee Interlocks and Insider Participation

During 2014, the Compensation Committee was comprised of Todd B. Sisitsky, Thomas C. Geiser and Sharad Mansukani, M.D. Beginning March 1, 2015, the Compensation Committee has been comprised of Todd B. Sisitsky and Jeffrey K. Rhodes. No member of the Compensation Committee is or has been an officer or employee of ours or an executive officer of another entity where an executive officer of such entity served on our Compensation Committee. None of our executive officers serves as a member of the board of directors or compensation committee of another entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

To the extent that any members of our Compensation Committee and their affiliates have participated in transactions with us, a description of those transactions is provided in “Executive Officer and Director Compensation” and “Certain Relationships and Related Person Transactions.”

Stock Ownership Guidelines for Non-Employee Directors

The Company has always encouraged its directors to have a financial stake in the Company, and the directors have generally owned shares of our common stock, but until 2014 the Company did not have any specified level of share ownership for individual directors. On December 11, 2014, however, the Board of Directors, at the recommendation of the Compensation Committee, adopted the Surgical Care Affiliates, Inc. Non-Employee Director Stock Ownership Guidelines in order to implement formal stock ownership guidelines for non-employee directors (excluding Todd B. Sisitsky and Jeffrey K. Rhodes). Under the guidelines, each non-employee director (excluding Messrs. Sisitsky and Rhodes) should acquire and beneficially own shares of the Company’s common stock with a value equal to at least four times the director’s annual cash retainer. Current non-employee directors have four years (until December 11, 2018) to satisfy this guideline, while any new non-employee director has four years from the date of his or her election or appointment to the Board to satisfy this guideline. The minimum number of shares to be held by a director will be calculated based on the greater of the acquisition cost or the fair market value of such shares. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly or indirectly (e.g., by a spouse, minor children or a trust), (ii) vested restricted stock units and stock options subject to time-based vesting criteria and (iii) shares held in a retirement or deferred compensation account for the benefit of the non-employee director. Any shares that are subject to hedging or pledging transactions are not counted toward meeting the ownership guidelines. If the number of shares that a director should own is increased as a result of an increase in the amount of such director’s annual cash retainer, the director will have four years from the effective date of the increase to attain the increased level of ownership.

A discussion of the stock ownership guidelines applicable to the executive officers of the Company is set forth on page 32 below.

Stockholder Communications to the Board

The Board will give appropriate attention to written communications that are submitted by stockholders and will respond as the Board deems appropriate. Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to:

Chairman of the Nominating and Corporate Governance Committee

of Surgical Care Affiliates, Inc.

c/o Corporate Secretary

520 Lake Cook Road, Suite 250

Deerfield, Illinois 60015

All communications to the Board will be relayed to the Chairman of the Nominating and Corporate Governance Committee without being screened by management. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will be primarily responsible for monitoring communications from stockholders and will provide copies or summaries of such communications to the other directors as he considers appropriate. Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the other directors to know.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Overview

The following discussion relates to the compensation of our President and Chief Executive Officer, Andrew P. Hayek, and our two most highly compensated executive officers in 2014 (other than our Chief Executive Officer), Michael A. Rucker, our Executive Vice President and Chief Operating Officer, and Joseph T. Clark, our Executive Vice President and Chief Development Officer (Messrs. Hayek, Rucker and Clark are collectively referred to herein as our “Named Executive Officers”). Our Named Executive Officers’ compensation is determined by our Compensation Committee and is generally reviewed annually. Our executive compensation program is designed to attract, motivate and retain high-quality leadership and incentivize our executive officers and other key teammates to achieve company and individual performance goals over the short- and long-term. Our pay-for-performance approach to executive compensation places an emphasis on both short- and long-term incentives, which serves to align the interests of our executive officers with those of our stockholders.

On October 30, 2013, prior to the closing of the IPO, we converted from a Delaware limited liability company, ASC Acquisition LLC, to a Delaware corporation. Pursuant to the conversion, options to purchase membership units of ASC Acquisition LLC were converted into options to purchase shares of common stock of Surgical Care Affiliates at a ratio of 10.25 membership units underlying such options to each one share of common stock underlying such converted options. In connection with the conversion, the exercise prices of such converted options were adjusted accordingly. In addition, every 10.25 outstanding restricted equity units (“REUs”) of ASC Acquisition LLC were converted into one restricted stock unit (“RSU”) of Surgical Care Affiliates. The vesting and other terms of the options and REUs generally remained the same.

Elements of Executive Compensation

The compensation of our Named Executive Officers consists of base salary, annual cash bonuses, equity awards and employee benefits, as described below. Our Named Executive Officers are also entitled to certain compensation and benefits upon qualifying terminations of employment pursuant to their employment agreements.

Base Salaries. Base salaries for our Named Executive Officers are determined based on each officer’s responsibilities and his experience and contributions to our business. Base salaries for our Named Executive Officers are reviewed periodically by our Compensation Committee. When reviewing base salaries for potential increase, our Compensation Committee considers each officer’s experience and individual performance, our performance, and general industry conditions. For fiscal year 2014, Mr. Hayek’s base salary was increased from $582,000 to $780,000, an increase of approximately 34.0%, Mr. Rucker’s base salary was increased from $424,000 to $439,000, an increase of approximately 3.5%, and Mr. Clark’s base salary was increased from $459,000 to $469,000, an increase of approximately 2.2%. On March 4, 2015, the Compensation Committee approved an increase in Mr. Hayek’s base salary to $800,000, an increase of approximately 2.6%, an increase in Mr. Rucker’s base salary to $455,000, an increase of approximately 3.6%, and an increase in Mr. Clark’s base salary to $480,000, an increase of approximately 2.3%, with such increases becoming effective on March 22, 2015.

Annual Cash Bonuses. Our Named Executive Officers are eligible to participate in our Senior Management Bonus Program, which was established to promote and reward the achievement of corporate, regional and individual performance goals. Corporate goals are based upon Surgical Care Affiliates meeting pre-determined financial goals. Similarly, regional goals, if any, are based upon a pre-determined set of financial goals for the applicable region. Individual goals are initially proposed by each participant in consultation with his or her immediate supervisor and are then approved by the Compensation Committee. The target and maximum amounts of any annual bonus that may be earned by an executive officer are expressed as a percentage of the executive’s annual base salary in effect with respect to the applicable year.

For fiscal year 2014, Mr. Hayek had a target annual bonus of 100% of base salary, up to a maximum of 200% of base salary. Mr. Rucker had a target annual bonus of 77.5% of base salary, up to a maximum of 155% of base salary. Mr. Clark had a target annual bonus of 70% of base salary, up to a maximum of 140% of base salary. The bonuses paid to each of our Named Executive Officers for fiscal year 2014 are set forth in the Summary Compensation Table below.

Equity Awards. Our Named Executive Officers participate in the Management Equity Incentive Plan adopted on November 16, 2007, as amended (the “2007 Equity Plan”). See “2007 Equity Plan” beginning on page 31 below for additional details about our 2007 Equity Plan. Grants under the 2007 Equity Plan, including those made to our Named Executive Officers, have consisted of option awards, which provide our executive officers with appropriate incentives to continue in our employ and to improve our growth and profitability, and which serve to align the interests of our Named Executive Officers with our stockholders. Fifty percent (50%) of the option awards granted to each Named Executive Officer under the 2007 Equity Plan were subject to time-based vesting and fifty percent (50%) were subject to performance-based vesting, subject to the Named Executive Officer continuing to be employed on the applicable vesting date. As of September 16, 2013, all of the performance-based options were deemed to be fully vested. The vesting of the time-based option awards is generally in four or five equal annual installments of 25% or 20% per year, respectively, following the grant, and accelerates upon certain qualifying terminations, as described below.

Our Named Executive Officers are also eligible to participate in the 2013 Omnibus Long-Term Incentive Plan adopted on October 29, 2013 (the “2013 Omnibus Plan”). See “2013 Omnibus Plan” beginning on page 32 below for a description of our 2013 Omnibus Plan. On September 17, 2014, the Named Executive Officers were granted time-based options and time-based RSUs, subject to the Named Executive Officer continuing to be employed on the applicable vesting date. Each of the time-based options and the time-based RSUs vests in four equal annual installments of 25% per year on the anniversary of the grant date, or September 17, 2014, and vesting accelerates upon certain qualifying terminations, as described below.

On July 24, 2008, Mr. Hayek was granted 700,000 REUs (or 68,292 RSUs after giving effect to our conversion from a Delaware limited liability company to a Delaware corporation on October 30, 2013), which were subject to time-based vesting over a period of five years from the date of grant and as of July 24, 2013 were fully vested. Mr. Hayek’s RSUs will be settled for shares of common stock (or, in the Board of Directors’ discretion, cash) upon the earlier of (i) the termination of Mr. Hayek’s employment or (ii) a qualifying change in control of the Company or SCA.

Benefits and Perquisites. We provide the following benefits to our Named Executive Officers on the same basis as all other eligible executives:

•	Company sponsored healthcare plans, including coverage for medical and dental benefits;

•	A qualified 401(k) savings plan with a matching contribution;

•	Payment of life insurance premiums;

•	Payment of long-term disability insurance premiums; and

•	With respect to Mr. Hayek, dues and expenses for his memberships in the Young Presidents Organization (“YPO”) and the YPO-WPO International in the amount of approximately $9,175 in 2014.

Employment Agreements. We have entered into employment agreements with each of our Named Executive Officers, which include severance and restrictive covenant provisions. We believe that reasonable severance benefits are necessary in order to attract and retain high-quality, talented executive officers.

Role of Executive Officers in Decisions Relating to Executive Officer and Director Compensation

Our Chief Executive Officer makes recommendations to the Compensation Committee regarding base salaries, bonuses and equity compensation grants for the remainder of our executives. Our Chief Executive Officer is not present during deliberations or voting by the Compensation Committee relating to his own compensation. The Compensation Committee has discretion to approve, disapprove or modify recommendations made by the Chief Executive Officer.

Role of Compensation Consultant

The Compensation Committee has engaged a compensation consultant, Deloitte Consulting LLP (“Deloitte”), to review, assess and provide recommendations with respect to certain aspects of our compensation program for executive officers and directors. Deloitte was previously engaged, beginning in July 2013, by the compensation committee of the board of directors of SCA to assist with executive compensation matters in connection with the possibility of either us or SCA transitioning to become a public company. In its role as compensation consultant, Deloitte has rendered services to the compensation committee of SCA, and since the IPO, to our Compensation Committee, including examining the overall pay mix for our executives, conducting a competitive assessment of our executive compensation program and making recommendations and advising on compensation design and levels. Deloitte has also provided advice on structuring annual and long-term incentive arrangements for executives. In addition, Deloitte has provided and is expected to continue to provide advice to the Compensation Committee on the compensation elements and levels for non-employee directors.

In addition to the compensation consulting services provided by Deloitte to the Compensation Committee, Deloitte affiliates have provided certain services to us and SCA, at the request of management, consisting of internal audit support services and business valuation services, which additional services have been approved by the Compensation Committee. Deloitte’s fees for executive and director compensation services in 2014 were $97,569. For the additional services performed by affiliates of Deloitte, as described above, the aggregate fees in 2014 were $140,550.

The Compensation Committee believes that, given the nature and scope of these projects, these additional services did not raise a conflict of interest and did not impair Deloitte’s ability to provide independent advice to the Compensation Committee concerning executive and director compensation matters. In making this determination, the Compensation Committee has considered, among other things, the following factors: (i) the types of non-compensation services provided by the affiliates of Deloitte, (ii) the amount of fees for such non-compensation services, noting in particular that such fees are negligible when considered in the context of the aggregate total revenues of Deloitte and its affiliates for the period, (iii) Deloitte’s policies and procedures concerning conflicts of interest, (iv) the fact that Deloitte representatives who advise the Compensation Committee do not provide any non-compensation related services to us or SCA, (v) the fact that there are no other business or personal relationships between our management or members of the Compensation Committee, on the one hand, and any Deloitte representatives who provide compensation services to us, on the other hand, and (vi) the fact that neither Deloitte nor any of the Deloitte representatives who provide compensation services to the Compensation Committee owns any of our common stock.

Summary Compensation Table

The table below summarizes the total compensation earned by each of the Company’s Named Executive Officers for the fiscal years ended December 31, 2014, December 31, 2013 and December 31, 2012.

Name and Principal Position	Year	Salary ($)	Bonus ($)		Stock Awards ($)(1)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(4)	Total ($)
Andrew P. Hayek	2014	780,000	309,934	(5)	2,924,984	1,583,409	690,066	-0-	5,974	6,294,367
President and Chief Executive Officer	2013 2012	592,298 579,270	1,871,032 31,440	(6) (7)	-0- -0-	1,743,524 -0-	579,898 196,211	-0- -0-	5,460 5,500	4,792,212 812,421

Michael A. Rucker	2014	435,631	34,312	(8)	80,000	422,244	290,688	-0-	5,920	1,968,795
Executive Vice President and Chief Operating Officer	2013 2012	423,074 408,076	433,906 20,375	(9) (10)	-0- -0-	887,121 369,000	315,909 110,536	-0- -0-	5,756 5,500	2,065,766 913,487

Joseph T. Clark	2014	466,601	26,769	(11)	649,990	351,874	288,231	-0-	5,947	1,789,412
Executive Vice President and Chief Development Officer	2013 2012	456,230 446,190	497,638 33,904	(12) (13)	-0- -0-	515,588 95,000	320,991 97,883	-0- -0-	5,430 5,500	1,795,877 678,477

(1)	The amounts presented in this column represent the fair value of the time-based RSUs on the date of grant in accordance with Accounting Standards Codification (“ASC”) Topic 718 of the Financial Accounting Standards Board (“FASB”). Further detail surrounding the time-based RSUs granted, the method of valuation and the assumptions made are set forth in Note 11 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014.
(2)	The amounts presented in this column represent the fair value of the options granted to purchase membership units of ASC Acquisition LLC (or, since October 30, 2013, shares of our common stock) on the date of grant in accordance with ASC Topic 718. Further detail surrounding the options awarded, the method of valuation and the assumptions made are set forth in Note 11 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014. For 2013, in addition to the grant date fair value of the option awards granted to the Named Executive Officers in fiscal year 2013, the amounts reported include (i) the incremental fair value of the performance-based options that were accelerated on September 16, 2013, computed as of the acceleration date in accordance with ASC Topic 718, or $174,635 for Mr. Hayek, $130,809 for Mr. Rucker and $52,562 for Mr. Clark and (ii) the incremental fair value recognized for the reduction on September 16, 2013 of the exercise price of previously granted options that were unvested as of such date, computed in accordance with ASC Topic 718, or $368,894 for Mr. Hayek, $276,317 for Mr. Rucker and $111,030 for Mr. Clark.
(3)	The amounts presented in this column represent the portion of the cash bonuses earned by the executive officers under our Senior Management Bonus Program for the applicable year that were attributable to the attainment of pre-established corporate and/or individual performance goals for such year. Any discretionary bonuses, whether paid under the Senior Management Bonus Program or otherwise, are reported under the “Bonus” column rather than the “Non-Equity Incentive Plan Compensation” column.
(4)	The amounts presented in this column represent 401(k) matching contributions and life insurance and long-term disability insurance premiums paid on behalf of the Named Executive Officers by the Company.
(5)	Represents the discretionary portion of the bonus paid to Mr. Hayek under our Senior Management Bonus Program for 2014.
(6)	$1,495,930 of this amount represents the amount of a one-time cash bonus paid to Mr. Hayek in September 2013 in respect of vested options and REUs and $375,102 represents an additional special cash bonus paid to Mr. Hayek in connection with the successful completion of the Company’s initial public offering.
(7)	Represents the discretionary portion of the bonus paid to Mr. Hayek under our Senior Management Bonus Program for 2012.
(8)	Represents the discretionary portion of the bonus paid to Mr. Rucker under our Senior Management Bonus Program for 2014.
(9)	Represents the amount of a one-time cash bonus paid to Mr. Rucker in September 2013 in respect of vested options.
(10)	Represents the discretionary portion of the bonus paid to Mr. Rucker under our Senior Management Bonus Program for 2012.
(11)	Represents the discretionary portion of the bonus paid to Mr. Clark under our Senior Management Bonus Program for 2014.
(12)	Represents the amount of a one-time cash bonus paid to Mr. Clark in September 2013 in respect of vested options.
(13)	Represents the discretionary portion of the bonus paid to Mr. Clark under our Senior Management Bonus Program for 2012.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth information regarding equity awards held by our Named Executive Officers as of December 31, 2014 and reflects our conversion from a Delaware limited liability company to a Delaware corporation on October 30, 2013.

		Option Awards								Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)		Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)		Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Andrew P. Hayek	4/21/2008 3/24/2010 3/24/2010 5/6/2013 9/17/2014 9/17/2014	360,975 175,610 21,951 45,732 — —	(1) (1) (1) (2) (2)	— — 21,951 137,194 135,682 —	(1) (1) (1) (2) (2)	— — — — — —	10.25 11.18 8.72 12.41 29.02 —	(3) (3)	4/21/2018 3/24/2020 3/24/2020 5/6/2023 9/17/2024 —	— — — — — 100,792	(4)	— — — — — 3,391,651	(5)	— — — — — —	— — — — — —

Michael A. Rucker	9/15/2008 7/23/2009 3/24/2010 3/24/2010 2/8/2011 2/8/2011 3/6/2012 3/6/2012 5/6/2013 9/17/2014 9/17/2014	53,500 37,765 32,630 — 13,659 — 23,696 23,695 18,293 — —	(1) (1) (1) (1) (1) (1) (2) (2) (2) (2)	— — — 5,853 — 3,902 — 47,390 54,877 36,182 —	(1) (1) (1) (1) (1) (1) (2) (2) (2) (2)	— — — — — — — — — — —	12.10 12.10 11.18 8.72 11.18 8.72 13.94 11.48 12.41 29.02 —	(3) (3) (3) (3)	9/15/2018 7/23/2019 3/24/2020 3/24/2020 2/8/2021 2/8/2021 3/6/2022 3/6/2022 5/6/2023 9/17/2024 —	— — — — — — — — — — 26,878	(4)	— — — — — — — — — — 904,445	(5)	— — — — — — — — — — —	— — — — — — — — — — —

Joseph T. Clark	3/6/2012 3/6/2012 5/6/2013 9/17/2014 9/17/2014	6,098 6,097 13,415 — —	(2) (2) (2) (2)	— 12,195 40,243 30,152 —	(2) (2) (2) (2)	— — — — —	13.94 11.48 12.41 29.02 —	(3) (3)	3/6/2022 3/6/2022 5/6/2023 9/17/2024 —	— — — — 22,398	(4)	— — — — 753,693		— — — — —	— — — — —

(1)	Half of these option awards are subject to time-based vesting, with 20% vesting on each of the first, second, third, fourth and fifth anniversaries of the date of grant, and half were subject to performance-based vesting, which half were deemed vested as of September 16, 2013.
(2)	These option awards are subject to time-based vesting, with 25% vesting on each of the first, second, third and fourth anniversaries of the date of grant.
(3)	Reflects a $2.46 per share reduction in the exercise price of these options on September 26, 2013 in connection with our IPO.
(4)	These RSUs are subject to time-based vesting, with 25% vesting on each of the first, second, third and fourth anniversaries of the date of grant.
(5)	The market value is based on the closing price of our common stock on the NASDAQ on December 31, 2014 of $33.65, the last trading day of 2014, multiplied by the number of RSUs.

Employment Agreements

On October 30, 2013, we entered into employment agreements with each of our Named Executive Officers (collectively, the “Employment Agreements”). The initial term of the Employment Agreements is three years, in each case with automatic renewals for successive one-year terms unless either party to the agreement provides notice of non-renewal at least 90 days prior to the expiration of the initial term or the applicable renewal term.

The Employment Agreements establish a base salary for each of our Named Executive Officers, subject to possible annual increases as determined by the Board of Directors or the Compensation Committee. The annual base salaries currently in effect for Messrs. Hayek, Rucker and Clark are $800,000, $455,000 and $480,000, respectively.

Additionally, the Employment Agreements provide that the Named Executive Officers are eligible to participate in our Senior Management Bonus Program, under which they may earn a cash bonus each year, subject to the achievement of company and individual performance objectives established by the Compensation Committee. The target and maximum amounts of any annual bonus that may be earned by an executive are expressed as a percentage of the executive’s annual base salary in effect with respect to such year. The Employment Agreements also provide that each Named Executive Officer is entitled to participate in all savings and retirement plans and welfare benefits provided by us which are generally made available to other executives.

The Employment Agreements contain standard ongoing confidentiality, non-solicitation and non-competition restrictions. The non-solicitation restrictions remain in place for 18 months for Messrs. Clark and Rucker, and two years for Mr. Hayek, in each case following termination of employment and the non-competition restrictions remain in place for 18 months for Messrs. Clark, Rucker and Hayek in each case following termination of employment.

Each of the Employment Agreements provides that if a Named Executive Officer is terminated for cause, or if he terminates his employment without good reason (as such terms are defined in the applicable Employment Agreement), he will be entitled to any earned and unpaid base salary through the date of his termination. If a Named Executive Officer is terminated without cause, if he terminates his employment for good reason or if the Company delivers a notice of non-renewal, in each case other than in connection with a change in control, he will be entitled to the following payments and benefits: (i) continued base salary payments for 18 months (24 months for Mr. Hayek) following the date of termination of employment, (ii) health insurance benefits for 18 months following the date of termination of employment or until he becomes re-employed with another employer and is eligible to receive health insurance benefits under another employer-provided plan, whichever comes earlier, and (iii) a pro rata portion of his annual bonus based upon the achievement of the applicable performance objectives payable in a lump sum at the same time as the annual bonuses are otherwise paid to other employees.

In addition, each of the Employment Agreements provides that if a Named Executive Officer’s employment terminates as a result of his death or disability, he will be entitled to any earned and unpaid base salary through the date of his termination, as well as a pro rata portion of his annual bonus based upon the achievement of the applicable performance objectives. In the event a Named Executive Officer’s employment is terminated without cause, for good reason or if the Company delivers a notice of non-renewal, in each case within the three months prior to the consummation of, or within the twenty-four month period following, a change in control, in addition to any earned and unpaid base salary through the date of termination, he will be entitled to (i) an amount equal to 1.5 times (two times in the case of Mr. Hayek) the sum of the Named Executive Officer’s then-current base salary and his target annual bonus, payable in a lump sum within forty days following the date of such termination, (ii) health insurance benefits for 18 months following the date of termination of employment or until he becomes re-employed with another employer and is eligible to receive health insurance benefits under another employer-provided plan, whichever comes earlier, and (iii) a pro rata portion of his annual bonus based upon the achievement of the applicable performance objectives payable in a lump sum at the same time as the annual bonuses are otherwise paid to other employees.

Payments of severance and other benefits are conditioned upon the Named Executive Officer executing a release of claims, and such release becoming effective, and compliance with restrictive covenants.

Retirement Benefits

We maintain the SCA Retirement Investment Plan, a tax-qualified 401(k) savings plan (the “401(k) Plan”), in which our Named Executives participate. The 401(k) Plan allows participants to contribute up to 100% of their pay on a pre-tax basis into individual retirement accounts, subject to the maximum annual limits set by the IRS. SCA makes a matching employer contribution in an amount equal to 50% of the first 4% of each plan participant’s elective deferrals. All contributions to the 401(k) Plan are in the form of cash. Employer contributions vest over a six-year service period. Participants are immediately fully vested in their own contributions to the 401(k) Plan.

Potential Payments Upon Termination or a Change in Control

The Employment Agreements contain severance provisions pursuant to which the Named Executive Officers are entitled to certain payments or benefits upon a termination without cause or for good reason. Please refer to the “Employment Agreements” section above for further information about such payments and benefits.

In addition, the 2007 Equity Plan provides for accelerated vesting of the outstanding option awards subject to time-based vesting if the executive is terminated without cause or for good reason within the two-year period following a change in control. The award agreements pursuant to which time-based options and time-based RSUs have been granted pursuant to the 2013 Omnibus Plan also provide for accelerated vesting of the outstanding options or RSUs, as applicable, if the executive is terminated without cause within the two-year period following a change in control.

If a change in control would have been consummated on or before January 1, 2015, Mr. Hayek would have had the right to receive a “gross-up” for any excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the “Code”), or any federal, state or local income tax under the terms of his Employment Agreement in the event the amount of the “parachute payments” he was entitled to receive exceeded the safe harbor limit under Section 280G of the Code by more than 10%. Any amounts below that 10% limit would have been reduced to fall within the safe harbor limit. For any change in control consummated after January 1, 2015, Mr. Hayek is not entitled to a gross up.

2007 Equity Plan

The 2007 Equity Plan, which became effective on November 16, 2007, provides for the grant of options to purchase our membership units to our and our affiliates’ key teammates, directors, service providers and consultants. The summary of the 2007 Equity Plan contained in this Proxy Statement is not a complete description of all provisions of the 2007 Equity Plan and is qualified in its entirety by reference to the 2007 Equity Plan, which has been filed with the SEC.

The 2007 Equity Plan is administered by our Compensation Committee, which has authority to select award recipients and to determine the terms of all awards, including the time or times at which awards vest or become exercisable. Unless otherwise provided by our Compensation Committee in a participant’s grant agreement or other agreement, a participant’s unvested options will immediately expire on the date such participant’s employment is terminated for any reason, and vested options will remain outstanding for one year following the participant’s death or disability and for 90 days following termination of employment for any other reason (or, in each case, until the award’s expiration date, if earlier). If a participant’s employment is terminated for cause (as defined in the 2007 Equity Plan), all awards then held by the participant will be forfeited immediately, whether or not vested. Options granted after 2010 expire 10 years from the date of grant. The 2007 Equity Plan provides that if an individual’s employment is terminated within a certain period following a change in control, either by the Company without cause or by the individual for good reason, all unvested time-based options shall become fully vested.

Prior to 2010, with the exception of options granted to Mr. Hayek, all options granted to participants expired seven years from the date of grant (Mr. Hayek’s options granted prior to 2010 expire 10 years from the date of grant). In 2011, we offered to cancel all of the outstanding options under the 2007 Equity Plan that had seven year terms and replace such options with a larger number of options with similar terms and with an expiration date of 10 years from the original date of grant (rather than seven years).

We do not intend to make any additional grants of options under the 2007 Equity Plan.

2013 Omnibus Plan

Prior to the IPO, we adopted the 2013 Omnibus Plan, which provides for the grant of options, stock appreciation rights, restricted and unrestricted stock and stock units, performance awards, cash awards, and other awards convertible into or otherwise based on shares of our stock to our and our affiliates’ key teammates, directors, service providers and consultants. All equity-based awards subsequent to the IPO have been and will be granted under the 2013 Omnibus Plan. This summary of the 2013 Omnibus Plan is not a complete description of all provisions of the 2013 Omnibus Plan and is qualified in its entirety by reference to the 2013 Omnibus Plan, which has been filed with the SEC.

The 2013 Omnibus Plan is administered by our Compensation Committee, which has the authority to determine eligibility for, grant and determine the terms of awards under the 2013 Omnibus Plan, including the time or times at which awards vest or become exercisable. Unless otherwise provided by our Compensation Committee in a participant’s award agreement, a participant’s unvested options will immediately expire on the date such participant’s employment is terminated for any reason, and vested options will remain outstanding for one year following the participant’s death or disability and for 90 days following termination of employment for any other reason (or, in each case, until the award’s expiration date, if earlier). Options expire 10 years from the date of grant. Similarly, unless otherwise provided by our Compensation Committee in a participant’s award agreement, a participant’s unvested RSUs will immediately be forfeited on the date such participant’s employment is terminated for any reason. The award agreements entered into pursuant to the 2013 Omnibus Plan provide that if an individual’s employment is terminated within a certain period following a change in control by the Company without cause, all unvested time-based options or time-based RSUs, as applicable, shall become fully vested.

Teammate Stock Purchase Plan

The Board of Directors adopted, and the stockholders of the Company approved at the 2014 annual meeting, the Surgical Care Affiliates Teammate Stock Purchase Plan (the “Teammate Stock Purchase Plan”). The Teammate Stock Purchase Plan became effective on July 1, 2014 and provides eligible teammates, including the Named Executive Officers, of the Company and its designated subsidiaries with a convenient method to purchase shares of the Company’s common stock through payroll deductions. Following each offering period, the amounts accrued on behalf of each participant are used to purchase shares of the Company’s common stock at up to a 15% discount, as determined by the Compensation Committee, from the closing price of the Company’s common stock on such purchase date.

Stock Ownership Guidelines for Executive Officers

The Company has always encouraged its executive officers to have a financial stake in the Company, and the executive officers have generally owned shares of our common stock, but until 2014 the Company did not have any specified level of share ownership for individual officers. On December 11, 2014, however, the Board of Directors, at the recommendation of the Compensation Committee, adopted the Surgical Care Affiliates, Inc. Executive Officer Stock Ownership Guidelines in order to implement formal stock ownership guidelines for the Company’s chief executive officer (the “CEO”) and executive vice presidents (the “EVPs”), including the Named Executive Officers. Under the guidelines, the CEO should acquire and beneficially own shares of the

Company’s common stock with a value equal to at least four times his annual base salary and the EVPs should acquire and beneficially own shares of the Company’s common stock with a value equal to at least two and one-half times his annual base salary. Current executive officers have four years (until December 11, 2018) to satisfy this guideline, while any new executive officer has four years from the date he or she becomes an executive officer to satisfy this guideline. The minimum number of shares to be held by an executive officer will be calculated based on the greater of the acquisition cost or the fair market value of such shares. For purposes of meeting the ownership guidelines, the following categories of stock are counted: (i) shares owned directly or indirectly (e.g., by a spouse, minor children or a trust), (ii) vested RSUs and stock options subject to time-based vesting criteria and (iii) shares held in a retirement or deferred compensation account for the benefit of the executive officer. Any shares that are subject to hedging or pledging transactions are not counted toward meeting the ownership guidelines. If the number of shares that an executive officer should own is increased as a result of an increase in the amount of such officer’s annual base salary, the officer will have four years from the effective date of the increase to attain the increased level of ownership.

Director Compensation

The following table sets forth information concerning the compensation earned by our directors during 2014.

Name(1)	Fees Earned or Paid in Cash ($)	Stock Awards ($)(2)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Thomas C. Geiser	65,000	74,986	—	—	—	—	139,986
Frederick A. Hessler	65,000	74,986	—	—	—	—	139,986
Curtis S. Lane	50,000	74,986	—	—	—	—	124,986
Sharad Mansukani, M.D.	50,000	74,986	—	—	—	—	124,986
Jeffrey K. Rhodes	—	—	—	—	—	—	—
Todd B. Sisitsky	—	—	—	—	—	—	—
Lisa Skeete Tatum(5)	12,500	74,986	—	—	—	—	87,486

(1)	Andrew P. Hayek, the Company’s President and Chief Executive Officer, is not included in this table as he is, and at all times during 2014 was, an employee of the Company and thus received no compensation for his service as director. The compensation received by Mr. Hayek as an employee of the Company is shown in the Summary Compensation Table on page 28.
(2)	The amounts presented in this column represent the fair value of the REUs granted (or, since October 30, 2013, RSUs granted) on the date of grant in accordance with FASB ASC Topic 718. Further detail surrounding the REUs and RSUs awarded, the method of valuation and the assumptions made are set forth in Note 11 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2014.
(3)	At the end of fiscal year 2014, the aggregate number of RSUs outstanding for each director was as follows: (i) for Mr. Geiser, 6,372, (ii) for Mr. Hessler, 3,660, (iii) for Mr. Lane, 6,372, (iv) for Dr. Mansukani, 6,372, and (v) for Ms. Skeete Tatum, 2,336.
(4)	At the end of fiscal year 2014, the aggregate number of option awards outstanding (all of which have vested) for each director was as follows: (i) for Mr. Geiser, 146,976, (ii) for Mr. Lane, 55,331, and (iii) for Dr. Mansukani, 80,417.
(5)	Ms. Skeete Tatum was elected to the Board of Directors effective October 1, 2014.

Under our current director compensation program, certain members of our Board of Directors who are not employees of the Company are eligible to receive cash compensation for their services as a director as follows: Mr. Geiser, Mr. Hessler, Mr. Lane, Dr. Mansukani and Ms. Skeete Tatum each receive $12,500 in cash fees in arrears each quarter.

Additionally, commencing January 1, 2014, Mr. Geiser receives an additional annual cash retainer of $15,000 (payable quarterly in arrears), representing two individual retainers of $7,500 each, for serving as the Chair of the Compliance Committee and the Chair of the Acquisition Committee. Additionally, commencing October 1, 2013, Mr. Hessler receives an additional annual cash retainer (payable quarterly in arrears) of $15,000 for serving as Chair of the Audit Committee.

Starting in 2012, the Company elected to make annual grants of REUs pursuant to Restricted Equity Unit Grant Agreements with each of our non-employee directors in an aggregate amount equal to $30,000. Upon the conversion of the Company from a Delaware limited liability company to a Delaware corporation on October 30, 2013, the REUs became RSUs that may be settled in shares of common stock (or, in the discretion of the Board of Directors, cash). On December 11, 2014, the Board of Directors approved, at the recommendation of the Compensation Committee, an increase in the amount of RSUs granted to each non-employee director from $30,000 per year to $75,000 per year as a result of increased responsibilities following the IPO. In 2014, the Company granted 2,336 RSUs to each of Mr. Geiser, Mr. Hessler, Mr. Lane, Dr. Mansukani and Ms. Skeete Tatum under the 2013 Omnibus Plan. 50% of the RSUs granted to these directors vest on either the first June 30 or September 30, depending on the director, immediately following the date of grant and the other 50% vest on the first anniversary of such date. Vested RSUs are settled for shares of common stock or cash, at the Board’s discretion, upon the earlier of (i) the director ceasing to provide services as a director of the Company or (ii) a qualifying change in control of the Company. Any portion of the RSUs that remain unvested on the date that the director ceases to be a director for any reason will be forfeited, and the director will cease to have any rights with respect thereto.

Pursuant to our Directors and Consultants Equity Incentive Plan, adopted June 24, 2008, as amended September 9, 2008, certain directors received grants of options prior to the IPO that became fully vested in connection with the IPO.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for the Review and Approval of Related Person Transactions

Under SEC rules, a “related person” is an officer, director, nominee for director or beneficial holder of more than 5% of any class of our voting securities since the beginning of the last fiscal year or an immediate family member of any of the foregoing. Pursuant to our related party transaction written policy, directors (including director nominees), executive officers and employees are required to report any transactions or circumstances that may create or appear to create a conflict between the personal interests of the individual and our interests, regardless of the amount involved. The Audit Committee of the Board of Directors is responsible for evaluating each related party transaction and making a recommendation to the disinterested members of the Board of Directors as to whether the transaction at issue is fair, reasonable and within our policy and whether it should be ratified and approved. The Audit Committee, in making its recommendation, considers various factors, including the benefit of the transaction to us, the terms of the transaction and whether they are at arm’s-length and in the ordinary course of our business, the direct or indirect nature of the related person’s interest in the transaction, the size and expected term of the transaction and other facts and circumstances that bear on the materiality of the related party transaction under applicable law and listing standards. The Audit Committee reviews, at least annually, a summary of our transactions with our directors and officers and with firms that employ our directors, as well as any other related person transactions.

Related Person Transactions Entered into by the Company

Other than compensation agreements and other arrangements which are described under “Executive Compensation” and the transactions described below, since January 1, 2014, there has not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a party in which the amount involved exceeded or will exceed $120,000 and in which any related person had or will have a direct or indirect material interest.

Management Unit Holders’ Agreement

On August 22, 2007, we and certain investors that are members of our management entered into the management unit holders’ agreement (the “Management Unit Holders’ Agreement”), which contains certain arrangements among the parties including with respect to restrictions on transfer of interests in us, call rights in certain specified situations, drag-along rights and tag-along rights. In addition, all parties to the Management Unit Holders’ Agreement were subject to a contractual lock-up provision during the 180-day period following the date of our IPO in October 2013. Except for this lock-up provision, which terminated effective April 27, 2014, the Management Unit Holders’ Agreement terminated by its terms on the date of our IPO.

Stockholders’ Agreement with the TPG Funds

In connection with our IPO, we entered into a stockholders’ agreement with the TPG Funds, dated November 4, 2013 (as amended, the “Stockholders’ Agreement”), that provides that, so long as the Stockholders’ Agreement remains in effect, the TPG Funds will have certain rights to designate for nomination candidates for our Board of Directors. We are required to use our reasonable best efforts to cause the Board of Directors and the Nominating and Corporate Governance Committee to include such persons designated by the TPG Funds in the slate of nominees recommended by the Board of Directors for election by the stockholders.

As set forth in the Stockholders’ Agreement, for so long as the TPG Funds collectively own at least 50% of the shares of our common stock held by them at the closing of the IPO, they will be entitled to designate for nomination a majority of the seats on our Board of Directors. Our Board is currently comprised of eight directors. TPG has designated for nomination four of our directors and has the right to request that we increase the size of our Board to nine directors and to fill such vacancy with a director designated by TPG. The following four directors were designated for nomination by TPG and currently serve on our Board: Todd B. Sisitsky, a TPG Partner, Jeffrey K. Rhodes, a TPG Partner, and Thomas C. Geiser and Sharad Mansukani, M.D., each of whom provide consulting services to TPG. When the TPG Funds collectively own less than 50%, but at least 30%, of the shares of our common stock held by them as of the closing of the IPO, the TPG Funds will be entitled to designate for nomination three directors. When the TPG Funds collectively own less than 30%, but at least 10%, of the shares of our common stock held by them as of the closing of the IPO, the TPG Funds will be entitled to designate for nomination two directors. Thereafter, the TPG Funds will be entitled to designate for nomination one director so long as they own at least 3% of the shares of our common stock held by them as of the closing of the IPO. In the event that the size of our Board of Directors is increased or decreased in size at any time, the nomination rights afforded to the TPG Funds will be proportionately adjusted as well, rounded up to the nearest whole person.

Registration Rights Agreement

In connection with the IPO, we entered into a registration rights agreement with the TPG Funds, certain members of our management and certain members of our Board of Directors (the “Registration Rights Agreement”), which provides the TPG Funds with certain registration rights, including shelf registration rights and unlimited demand registration rights, in respect of any shares of our common stock held by them, subject to certain conditions and limitations. In addition, in the event that we register additional shares of common stock for sale to the public following the completion of the IPO, we are required to give notice of such registration to the TPG Funds, certain members of management and certain members of our Board of Directors party to the Registration Rights Agreement of our intention to effect such a registration, and, subject to certain limitations, include any shares of common stock requested to be included in such registration held by them. Upon request from the TPG Funds following the one year anniversary of the IPO, we will undertake to file a shelf registration statement, and to use reasonable best efforts to have the shelf registration statement declared effective promptly and to remain effective until, subject to certain limitations, the earlier of the date on which all of the TPG Funds’ shares of common stock have been sold pursuant to a registration statement and the date no shares of common stock are held by the TPG Funds. We are required to bear the registration expenses, other than underwriting discounts and commissions and transfer taxes, associated with any registration of shares of common stock pursuant to the Registration Rights Agreement. The Registration Rights Agreement includes customary indemnification provisions in favor of the TPG Funds and the members of management and our Board of Directors who are party to the agreement, any person who is or might be deemed a control person (within the meaning of the Securities Act of 1933, as amended, or the Exchange Act) and related parties, including without limitation officers, directors and employees, against certain losses and liabilities (including reasonable costs of investigation and legal expenses) resulting from any untrue statement or omission of material fact in any registration statement or prospectus pursuant to which such selling stockholder sells shares of our common stock, unless such liability arose from the applicable selling stockholder’s misstatement or omission and the applicable selling stockholder has agreed to indemnify us against losses caused by its misstatements or omissions, subject to certain limitations.

Indemnification Agreements

We have entered into indemnification agreements with each of our current directors and employment agreements containing indemnification provisions with each of our current executive officers. It is anticipated that future directors and officers will enter into indemnification arrangements with us in substantially similar form. The indemnification and employment agreements generally provide, among other things, that we will indemnify and hold harmless each person subject to such agreement (each, an “indemnitee”) to the fullest extent permitted by applicable law from and against all expenses, losses, damages, judgments, fines and other specified costs that may result or arise in connection with such indemnitee serving in his or her capacity as a director or officer of ours or serving at our direction as a director, officer, employee or agent of another entity. These agreements further provide that, upon an indemnitee’s request and subject to certain conditions, we will advance expenses to the indemnitee to the fullest extent permitted by applicable law. Pursuant to the indemnification agreements, an indemnitee is presumed to be entitled to indemnification and we have the burden of proving otherwise. The indemnification agreements also require us to maintain in full force and effect directors’ liability insurance on the terms described in the indemnification agreements. The foregoing is only a brief description of the indemnification and employment agreements, does not purport to be complete and is qualified in its entirety by reference to the Company’s form of indemnification agreement, filed as Exhibit 10.31 to its Annual Report on Form 10-K for the year ended December 31, 2014, and employment agreements with its executives, filed as Exhibits 10.15 to 10.19 to such Annual Report on Form 10-K.

Certain Relationships

During 2014 and continuing into 2015, the law firm of Bradley Arant has provided certain legal services to us. We paid approximately $1.8 million in 2014 to Bradley Arant for the provision of legal services. The spouse of one of our executive officers, Mr. Sharff, is a partner at Bradley Arant. Effective January 1, 2015, Mr. Sharff’s spouse will not receive any compensation credit or bonus in connection with any legal fees paid by the Company or any of its subsidiaries to Bradley Arant and will not perform any legal services for the Company or any of its subsidiaries.

In connection with our new credit agreement that was entered into on March 17, 2015, TPG Capital BD, LLC, an affiliate of TPG Global, LLC, served as an arranger and was paid an arrangement fee in the amount of $180,000. TPG Capital BD, LLC also served as an initial purchaser in connection with the offering of $250 million in aggregate principal amount of our 6.00% senior unsecured notes due April 1, 2023, which resulted in an aggregate gross spread to TPG Capital BD, LLC of $175,000. In addition, TPG Capital BD, LLC participated in the underwriting of the shares of our common stock that were offered and sold in March 2015 on the same terms as other underwriters in the offering, which resulted in an aggregate underwriting discount to TPG Capital BD, LLC of approximately $400,000.

From time to time, we do business with other companies affiliated with TPG Global, LLC. We believe that all such arrangements have been entered into in the ordinary course of business and have been conducted on an arm’s-length basis.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership of Company common stock held by them with the SEC. Copies of these reports must also be provided to the Company. Based on our review of these reports, we believe that, during the year ended December 31, 2014, all reports required to be filed during such year were filed on a timely basis, except that a late Form 3 was filed on behalf of Ms. Skeete Tatum on December 15, 2014 to report her beneficial ownership of the Company’s common stock as of the effective date of her election to the Board of Directors.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is currently composed of three directors, all of whom satisfy the heightened independence requirements provided for in SEC rules. All members of the Audit Committee, who served at any time during 2014, are financially literate as that qualification has been interpreted by the Company’s Board in its business judgment, and at least one member of the Audit Committee qualifies as an “audit committee financial expert” as that term is defined by the SEC. The Audit Committee operates under a written charter, which became effective on October 30, 2013.

The Audit Committee hereby submits the following report:

•	The Audit Committee has reviewed and discussed with management the Company’s audited consolidated financial statements as of, and for, the year ended December 31, 2014.

•	The Audit Committee has discussed with the independent registered public accountants, PricewaterhouseCoopers LLP, the matters required to be discussed by Statement on Auditing Standard No. 61, Communication with Audit Committees, as amended, as adopted by the Public Company Accounting Oversight Board (the “PCAOB”).

•	The Audit Committee has received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable rules of the PCAOB regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers LLP their independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014 for filing with the SEC.

Audit Committee:

Frederick A. Hessler, Chairman

Curtis S. Lane

Lisa Skeete Tatum

PROPOSAL 1

ELECTION OF CLASS II DIRECTORS

Upon the recommendation of the Nominating and Corporate Governance Committee, the Board of Directors has nominated Thomas C. Geiser and Curtis S. Lane for election as Class II directors to serve a three-year term until the 2018 annual meeting of stockholders and until their successors have been elected and qualified. As described above in “Management and Corporate Governance—Our Board of Directors,” Mr. Geiser has been designated as a director by the TPG Funds pursuant to the nomination rights afforded to the TPG Funds under the terms of the Stockholders’ Agreement between the Company and the TPG Funds.

Unless a stockholder instructs otherwise, it is intended that the shares represented by properly submitted proxies will be voted FOR the election as Class II directors the nominees listed above. The Board of Directors anticipates that the nominees listed above will be able to serve, but if any nominee should be unable or unwilling to serve, proxies will be voted for a substitute selected by the Board of Directors.

The Board of Directors unanimously recommends that the stockholders vote “FOR” each of the two Class II director nominees named above.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

At the direction of the Audit Committee, the ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accountants for the year ending December 31, 2015 is being presented to the stockholders for approval at the Annual Meeting. If the appointment of independent registered public accountants is not ratified, the Audit Committee will reconsider its appointment of independent registered public accountants.

General

The Audit Committee has approved the engagement of PwC as the Company’s independent registered public accountants for the year ending December 31, 2015. PwC has audited our financial statements for the year ended December 31, 2014 and has served as our auditors since 2007.

It is expected that a representative of PwC will be present at the Annual Meeting to respond to appropriate questions, and will be given the opportunity to make a statement if he or she so desires.

Fees Paid to PwC

The following table presents fees for professional services rendered by PwC for the audit of the Company’s annual financial statements for the years ended December 31, 2014 and December 31, 2013, and fees billed for other services rendered by PwC during those periods.

	2014	2013
Audit Fees	$1,773,303	$2,365,633
Audit-Related Fees	$193,197	$350,974
Tax Fees	$69,688	$0
All Other Fees	$0	$0
TOTAL	$2,036,188	$2,716,607

Audit Fees. Audit Fees for the last two years were for professional services rendered by the independent registered public accountants in connection with (i) the audits of the Company’s annual financial statements and (ii) the review of the Company’s quarterly financial statements. Audit fees for 2013 were also for services related to the Company’s initial public offering, acquisitions, debt refinancing transactions and consents related to the Company’s SEC filings.

Audit-Related Fees. Audit-Related Fees for 2014 and 2013 were for services related to audits of significant subsidiaries (as defined under Rule 3-05 of Regulation S-X), internal controls optimization and agreed-upon procedures. All audit-related services were pre-approved by the Company’s Audit Committee.

Tax Fees. Tax Fees for 2014 were for general consulting services related to tax matters. There were no such fees in 2013.

All Other Fees. All Other Fees encompasses any services provided by the independent registered public accountants other than the services reported in the other above categories. There were no such fees in 2014 or 2013.

Pre-Approval Policy

On March 4, 2014, the Audit Committee adopted policies and procedures for the pre-approval of audit and non-audit services performed by the independent registered public accountants pursuant to which the Audit

Committee generally is required to pre-approve the audit and permissible non-audit services performed by the independent registered public accountants in order to ensure that the provision of such services does not impair the registered accountants’ independence. Unless a type of service to be provided by the independent registered public accountants has received general pre-approval, the service will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. On an annual basis, the Audit Committee may pre-approve specific services that are expected to be provided to the Company by the independent registered public accountants during the following twelve months. The Audit Committee may delegate pre-approval authority to one or more of its members. The member or members to whom such authority is delegated must report any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The Board of Directors unanimously recommends that the stockholders vote “FOR” Proposal 2.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

DEADLINE FOR STOCKHOLDER PROPOSALS

In order for a proposal by a stockholder of the Company to be eligible to be included in the proxy statement for the 2016 annual meeting of stockholders pursuant to the proposal process prescribed by SEC Rule 14a-8, the proposal must be received by the Corporate Secretary at Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015, on or before December 26, 2015.

If a stockholder proposal is submitted outside the proposal process mandated by SEC Rule 14a-8, and is submitted instead under the Company’s advance notice Bylaw provision (Section 2.16 of the Bylaws), the proposal must be received by the Corporate Secretary at Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015 not earlier than February 4, 2016 nor later than March 6, 2016, together with the necessary supporting documentation required under that Bylaw provision.

ANNUAL REPORT ON FORM 10-K

You may receive a copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 without charge by sending a written request to Surgical Care Affiliates, Inc., 520 Lake Cook Road, Suite 250, Deerfield, Illinois 60015, Attn: Corporate Secretary.

ANNUAL MEETING OF SURGICAL CARE AFFILIATES, INC.

Date:	June 4, 2015
Time:	12:00 p.m. (Central Time)
Place:	520 Lake Cook Road, Deerfield, Illinois 60015

Please make your marks like this: ☒ Use dark black pencil or pen only.

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1:	The election of two Class II directors:				Directors
		For	Against	Abstain	Recommend ê
	01 Thomas C. Geiser	☐	☐	☐	For
	02 Curtis S. Lane	☐	☐	☐	For

2:	The ratification of the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2015.	☐	☐	☐	For

Authorized Signatures - This section must be completed for your instructions to be executed.

Please Sign Here	Please Date Above

Please Sign Here	Please Date Above

Please sign exactly as your name appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc. should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing.

Annual Meeting of Surgical Care Affiliates, Inc.

to be held on Thursday, June 4, 2015

for Holders as of April 6, 2015

This proxy is being solicited on behalf of the Board of Directors.

VOTE BY:
INTERNET			TELEPHONE
Go To		Call
www.proxypush.com/SCAI		1-855-690-7310

• Cast your vote online.	OR	• Use any touch-tone telephone.
• View Meeting Documents.		• Have your Proxy Card/Voting Instruction Form ready.
	MAIL	• Follow the simple recorded instructions.

OR	• Mark, sign and date your Proxy Card/Voting Instruction Form.
• Detach your Proxy Card/Voting Instruction Form.
• Return your Proxy Card/Voting Instruction Form in the postage-paid envelope provided.

The undersigned hereby appoints Andrew P. Hayek and Richard L. Sharff, Jr., and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Surgical Care Affiliates, Inc. that the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment or postponement thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS IN ITEM 1 AND FOR THE PROPOSAL IN ITEM 2, AND AUTHORITY WILL BE DEEMED GRANTED UNDER ITEM 3.

All votes must be received by 11:59 P.M., Eastern Time, June 3, 2015.

PROXY TABULATOR FOR

SURGICAL CARE AFFILIATES, INC.
P.O. BOX 8016
CARY, NC 27512-9903

EVENT #

CLIENT #

Proxy — Surgical Care Affiliates, Inc.

Annual Meeting of Stockholders

June 4, 2015, 12:00 p.m. (Central Time)

This Proxy is Solicited on Behalf of the Board of Directors.

The undersigned appoints Andrew P. Hayek and Richard L. Sharff, Jr. (the “Named Proxies”) and each of them as proxies for the undersigned, with full power of substitution, to vote the shares of common stock of Surgical Care Affiliates, Inc., a Delaware corporation (the “Company”), that the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 520 Lake Cook Road, Deerfield, Illinois 60015 on Thursday, June 4, 2015 at 12:00 p.m. (Central Time) and all adjournments and postponements thereof.

The Annual Meeting is being held for the following purposes:

1.	Proposal 1 — To elect two Class II directors;

2.	Proposal 2 — To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2015; and

3.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The two Class II directors up for re-election are: Thomas C. Geiser and Curtis S. Lane.

The Board of Directors of the Company recommends a vote “FOR” both nominees for director and “FOR” Proposal 2.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” both nominees for director and “FOR” each of the other proposals. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the Annual Meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE), but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendations. The Named Proxies cannot vote your shares unless you sign and return this card.

To attend the meeting and vote your shares in person, please mark this box.	☐

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on June 4, 2015, for Surgical Care Affiliates, Inc.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement and annual report, go to www.proxydocs.com/SCAI. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under new United States Securities and Exchange Commission rules, proxy materials do not have to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2015 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the proxy materials, you must request one. There is no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before May 25, 2015.

For a Convenient Way to VIEW Proxy Materials
– and –
VOTE Online go to: www.proxydocs.com/SCAI

Proxy Materials Available to View or Receive:

1. Proxy Statement    2. Annual Report

Printed materials may be requested by one of the following methods:

You must use the 12 digit control number located in the shaded gray box below.	*

If requesting material by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting material.

ACCOUNT NO.	SHARES

Surgical Care Affiliates, Inc. Notice of Annual Meeting
Date: Thursday, June 4, 2015 Time: 12:00 p.m. (Central Time) Place: 520 Lake Cook Road, Deerfield, Illinois 60015

The Annual Meeting is being held for the following purposes:

1.	To elect two Class II directors:

	Nominees	01 Thomas C. Geiser
02 Curtis S. Lane

2.	To ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accountants for the year ending December 31, 2015.

The Board of Directors of the Company recommends a vote “FOR” both nominees for director and “FOR” Proposal 2.